                                CREDIT AGREEMENT

                                   dated as of

                                 March 28, 2003

                                      among

                   Universal City Development Partners, Ltd.,

                            The Banks Listed Herein,

                                       and

                              JPMorgan Chase Bank,

                             as Administrative Agent

                                       and

                               as Collateral Agent

                                 --------------

                         J.P. Morgan Securities Inc. and

                         Banc of America Securities LLC,

                     as Lead Arrangers and Joint Bookrunners

------------------------------------------------------------------------------

FLORIDA DOCUMENTARY STAMP TAX IN THE AMOUNT OF $4,900,000 HAS BEEN PAID IN FULL
TO THE FLORIDA DEPARTMENT OF REVENUE IN CONNECTION WITH THE OBLIGATIONS OF
UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD. (SUCCESSOR-BY-MERGER TO UNIVERSAL CITY
DEVELOPMENT PARTNERS, LP) (THE "BORROWER") UNDER AMENDED AND RESTATED CREDIT
AGREEMENT DATED AS OF NOVEMBER 5, 1999 AS AMENDED FROM TIME TO TIME (THE
"ORIGINAL CREDIT AGREEMENT") AMONG THE BORROWER, THE BANKS PARTY THERETO AND
JPMORGAN CHASE BANK (FORMERLY KNOWN AS THE CHASE MANHATTAN BANK,
SUCCESSOR-BY-MERGER TO MORGAN GUARANTY TRUST COMPANY OF NEW YORK), AS
ADMINISTRATIVE AGENT AND AS COLLATERAL AGENT, AS EVIDENCED ON THAT CERTAIN
MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING
RECORDED JULY 27, 2000, IN OFFICIAL RECORDS BOOK 6054, PAGE 320, OF THE PUBLIC
RECORDS OF ORANGE COUNTY, FLORIDA. THE OBLIGATIONS OF THE BORROWER HEREUNDER ARE
A TRANSMOGRIFICATION OF ITS OBLIGATIONS UNDER THE ORIGINAL CREDIT AGREEMENT.

                                TABLE OF CONTENTS

                                    ARTICLE 1
                                   DEFINITIONS

                                    ARTICLE 2
                                  THE FACILITY

                                    ARTICLE 3
                                   CONDITIONS

Section 3.01.  Borrowings and Issuance of Letters of Credit....................................31
Section 3.02.  Effectiveness...................................................................32

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

                                    ARTICLE 5
                                    COVENANTS

                                    ARTICLE 6
                                    DEFAULTS

                                       ii

Section 6.04.  Certain Cure Rights.............................................................59
Section 6.05.  Cash Collateral.................................................................59

                                    ARTICLE 7
                                     AGENTS

                                    ARTICLE 8
                            CHANGES IN CIRCUMSTANCES

                                    ARTICLE 9
                                  MISCELLANEOUS

                                      iii

Schedule A  Credit Exposures
Schedule B  Pricing Schedule
Schedule C  Project Documents
Schedule D  License Agreements
Schedule E  Form of Compliance Certificate
Schedule F  Insurance
Schedule G  Scheduled Affiliate Transactions
Schedule H  Tax Indebtedness
Schedule I  Collateral Documents

EXHIBIT A   Form of Note
EXHIBIT B   Opinion Coverage of Counsel for the Borrower
EXHIBIT C   Opinion of Special Counsel for the Agents
EXHIBIT D   Assignment and Assumption Agreement
EXHIBIT E   Form of Notice of Borrowing

                                       iv

     CREDIT AGREEMENT dated as of March 28, 2003 among UNIVERSAL CITY
DEVELOPMENT PARTNERS, LTD., the BANKS listed on the signature pages hereof, and
JPMORGAN CHASE BANK as Administrative Agent and as Collateral Agent.

                              W I T N E S S E T H :

     WHEREAS, the Borrower, JPMorgan Chase Bank, as administrative agent and collateral agent, and the Banks (as this and other capitalized terms are defined in Section 1.01 below) are parties to the Original Credit Agreement; and

     WHEREAS, this Agreement is being entered into simultaneously with a prepayment of term loans under the Original Credit Agreement, and is effectively a renewal hereunder of the credit facility extended by the Banks to the Borrower in the form of term loans under the Original Credit Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

     Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "ADMINISTRATIVE AGENT" means JPMorgan Chase Bank in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

     "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

     "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with that Person.
For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Each partner in the Borrower, and each of their respective
Affiliates, shall be deemed an Affiliate of the Borrower.

     "AGENT" means the Administrative Agent or the Collateral Agent, and
"AGENTS" means both of them.

     "AGREEMENT" means this Credit Agreement as the same may be amended and in effect from time to time.

     "ALLOWED MULTIPLE" means with respect to any Borrowing or Group of Loans,
$2,000,000 or any larger multiple of $1,000,000.

     "AMENDMENT TO SUBORDINATION AGREEMENT" means an Amendment dated as of the date hereof to the Subordination Agreement.

     "APPLICABLE FQE" has the meaning set forth in Section 6.04(a).

     "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

     "ASSIGNEE" has the meaning set forth in Section 9.06(c).

     "AUTHORIZED OFFICER" means any of the President, Executive Vice President,
Vice President, Chief Financial Officer, Treasurer or Controller of the
Borrower, or any officer exercising similar functions.

     "BANK" means each bank or other financial entity listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

     "BASE RATE" means, for any day, a rate per annum equal to the higher of (i)
the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds
Rate for such day.

     "BASE RATE LOAN" means a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate
Election or a Loan which is made as or becomes a Base Rate Loan pursuant to the provisions of Article 8.

     "BASE RATE MARGIN" means a rate per annum determined in accordance with the
Pricing Schedule.

     "BLACKSTONE PARENT" means, collectively, Blackstone Capital Partners III
Merchant Banking Fund L.P., a Delaware limited partnership, its Affiliates and the respective successors of the foregoing.

     "BLACKSTONE USE" means Blackstone USE Acquisition Company, L.L.C., a
Delaware limited liability company, and its successors.

                                       2

     "BORROWER" means Universal City Development Partners, Ltd., a Florida limited partnership.

     "BORROWER ACCOUNT" means the account specified on the signature pages hereof into which all Loans to the Borrower shall be made available, or such other account as the Borrower shall from time to time specify for such purpose by notice to the Administrative Agent.

     "BORROWER PARTNERSHIP AGREEMENT" means item 1 of Schedule C.

     "BORROWING" means a borrowing hereunder consisting of Loans of the same
Type made to the Borrower at the same time by the Banks pursuant to Article 2.

     "CAPITAL EXPENDITURES" means, for any period, the gross additions to property, plant and equipment and other capital expenditures for tangible property for such period, but excluding (to the extent that they would otherwise be included) any and all expenditures made for the replacement or restoration of assets to the extent financed by condemnation awards or proceeds of insurance received with respect to the loss or taking of or damage to the asset or assets being replaced or restored.

     "CAPITAL LEASE" means, as applied to any Person, any lease of any property
(whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that
Person.

     "COLLATERAL" means collateral expressed by the terms of the Collateral
Documents to be subject to the Liens created thereby.

     "COLLATERAL AGENT" means JPMorgan Chase Bank in its capacity as collateral agent for the Banks under the Collateral Documents, and its successors in such capacity.

     "COLLATERAL DOCUMENTS" means the documents listed on Schedule I, any additional pledges, security agreements or mortgages required to be delivered pursuant to the Loan Documents and any instruments of assignment executed pursuant to the foregoing.

     "COMMITMENT" means, with respect to each Bank, the obligation of such Bank to make loans to the Borrower pursuant to Section 2.01 and to participate in
Letters of Credit issued for the account of the Borrower pursuant to Section
2.13, all in the maximum aggregate amount set forth opposite the name of such
Bank under the heading "Commitments" in Schedule A hereto, as such amount may be

                                       3

reduced from time to time pursuant to Section 2.07 or increased or reduced by reason of an assignment to or by such Bank in accordance with Section 9.06(c).

     "COMPANY" means each party to any Transaction Document, other than the
Agents, the Banks and the Lead Arrangers.

     "CONSULTING FEES" means consulting fees payable in respect of the
Borrower's Theme Parks pursuant to the consulting agreement identified in item 5 of Schedule C in an amount not exceeding the amount provided for in such agreement as in effect on November 13, 1995.

     "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any
Indebtedness, lease, dividend, letter of credit or other obligation of another
Person if the primary purpose thereof by the Person incurring the Contingent
Obligation is to provide assurance to the obligee of such obligation of another
Person that such obligation of another Person will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations shall include, without limitation, (a)
the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse (in each case as to the primary obligor's ability to pay or perform) by such Person of the obligation of another Person, and (b)
any liability of such Person for the obligations of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under clauses (i), (ii) or (iii) of this sentence the primary purpose thereof is as described in the preceding sentence;
provided, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such
Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the relevant Person in good faith.

     "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any Securities issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement, license, franchise or other instrument to

                                       4

which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     "CREDIT EXPOSURE" means, with respect to any Bank at any date, (i) if the
Commitments are in effect on such date, the amount of such Bank's Commitment and
(ii) if the Commitments shall have terminated on or prior to such date, such
Bank's Outstandings at such date.

     "DEFAULT" means any condition or event which constitutes an Event of
Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such
Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.
Derivatives Obligations incurred for bona fide hedging purposes are not
Investments.

     "DOLLARS" means the lawful money of the United States of America.

     "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its
Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

     "EBITDA" means net income, after deducting all expenses and other proper charges except interest, income taxes, depreciation and amortization (including amortization of pre-opening expenses), and non-cash Universal Fees, in each case determined in accordance with GAAP, and eliminating (i) all earnings attributable to equity interests in other Persons unless actually received, (ii)
all income arising from the forgiveness, adjustment or negotiated settlement of any indebtedness, (iii) any extraordinary item of gain or loss, (iv) interest income, and (v) fees and expenses incurred by the Borrower in connection with
Amendment No. 3 to the Original Credit Agreement.

                                       5

     For avoidance of doubt, cash payments of all Universal Fees shall be deducted as a cash expense in the fiscal quarter ended immediately prior to the date of payment.

     "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 3.02.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended, or any successor statute.

     "ERISA AFFILIATE" means, as applied to any Person, any trade or business
(whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control with that Person within the meaning of the regulations promulgated under Section 414 of the Internal Revenue
Code.

     "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London, England.

     "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire
(or identified in its Administrative Questionnaire as its Euro-Dollar Lending
Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

     "EURO-DOLLAR LOAN" means a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate
Election.

     "EURO-DOLLAR MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

     "EURO-DOLLAR RATE" means a rate of interest determined pursuant to Section
2.05(b) on the basis of a London Interbank Offered Rate.

     "EURO-DOLLAR RESERVE PERCENTAGE" means, for any day with respect to any
Bank, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any
successor) for determining the maximum reserve requirement for such Bank in respect of "EUROCURRENCY LIABILITIES" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on the Euro-Dollar Loans of such Bank is determined or any category of extensions of

                                       6

credit or other assets which includes loans by a non-United States office of such Bank to United States residents).

     "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

     "EXCESS CASH FLOW" will be determined as set forth in the Original Credit
Agreement as in effect as of the date hereof and as amended from time to time hereafter pursuant to Section 9.05.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the
Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day
next succeeding such day, provided that (i) if such day is not a Domestic
Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to JPMorgan Chase Bank for such day on such transactions as determined by the Administrative Agent.

     "FINANCE SUBSIDIARY" means a Subsidiary of the Borrower formed for the sole purpose of acting as co-issuer of Qualifying Debt Incurrence.

     "FQE" means fiscal quarter end, and when used in conjunction with a specified month means the last day of the fiscal quarter ending on or about the last day of such month (e.g., "FQE 6/03" means the last day of the fiscal quarter ending on or about June 30, 2003).

     "FUNDED DEBT RATIO" means, at any date, the ratio of (i) the Borrower's
Indebtedness at such date to (ii) the Borrower's EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

     "GAAP" means generally accepted accounting principles in effect from time to time in the United States.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

     "GRANTING BANK" has the meaning set forth in 9.06(g).

                                       7

     "GROUP" of Loans means at any time a group of Loans consisting of (i) all
Loans which are Base Rate Loans at such time or (ii) all Loans which are
Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.02 or 8.05, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

     "HAZARDOUS MATERIALS" means any flammable explosives, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of
"HAZARDOUS SUBSTANCES," "HAZARDOUS WASTES," "HAZARDOUS MATERIALS," OR "TOXIC
SUBSTANCES" under any applicable federal or state laws or regulations.

     "HYPOTHETICAL INCOME TAX" means, with respect to any fiscal year of the
Borrower, the product of (i) the sum of the highest federal, state, local and foreign tax rates (taking into consideration special rates, e.g., capital gains)
applicable to partners of Blackstone USE on the last day of such fiscal year and
(ii) the amount of taxable income or gain of the Borrower.

     "INDEBTEDNESS" means, as applied to any Person, (i) all obligations of such
Person for borrowed money (except, for purposes of the Funded Debt Ratio,
Subordinated Debt), (ii) that portion of obligations with respect to Capital
Leases which is properly classified as a liability on a balance sheet of such
Person in conformity with GAAP, (iii) notes payable by such Person and drafts accepted by such Person representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation (other than (x)
accrued and unpaid Universal Fees, (y) customary retentions, holdbacks and similar obligations arising under construction and similar contracts which are not intended as a method of financing the goods or services provided under such contracts and (z) accrued and unpaid Consulting Fees) owed by such Person for all or any part of the deferred purchase price of property or services which purchase price is (a) due more than 12 months from the date of incurrence of the obligation in respect thereof, or (b) evidenced by a note or similar written instrument, (v) all obligations of such Person, fixed or (except for purposes of the Funded Debt Ratio) contingent, to reimburse any other Person for amounts drawn under a letter of credit or similar instrument, (vi) all Indebtedness secured by any Lien on any property or asset owned or held by such Person regardless of whether the Indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person; provided that the amount of any such non-recourse Indebtedness shall be deemed to be the lesser of the amount of such Indebtedness and the fair value of such property or asset and (vii) all Contingent Obligations of such Person in respect of
Indebtedness of any other Person (except, for purposes of the Funded Debt Ratio, any such Indebtedness which would be excluded if a direct obligation of such
Person). The obligations of the Borrower in

                                       8

respect of the Series B Bonds and Series C Bonds contemplated by Schedule H, or any substantially similar arrangements, do not constitute Indebtedness (or
Contingent Obligations) of the Borrower to the extent that the aggregate net proceeds do not exceed $50,000,000. Obligations in respect of additional such financing supported solely by Tax Increment Revenues as described in Schedule H also do not constitute Indebtedness (or Contingent Obligations) of the Borrower,
but future Special Assessment Bonds of the type described in Schedule H issued to finance improvements for the Theme Parks do constitute Indebtedness of the
Borrower and are herein referred to as "TAX INDEBTEDNESS."

     "INDEMNITEE" has the meaning set forth in Section 9.03(b).

     "INTELLECTUAL PROPERTY RIGHTS" has the meaning specified in Section 4.08.

     "INTEREST" means, for any period, interest expense for such period
(excluding amortization of debt discount, debt issuance expense, hedging costs and interest on Subordinated Debt, in each case to the extent such amounts would otherwise be included in interest expense for such period), plus to the extent not otherwise reflected therein, capitalized interest incurred during such period and minus to the extent not otherwise deducted therefrom, interest income for such period.

     "INTEREST COVERAGE RATIO" means, at any date, the ratio of the Borrower's
EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date to the Borrower's Interest for such four-quarter period.

     "INTEREST PERIOD" means, with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of
Borrowing or on the date specified in the applicable Notice of Interest Rate
Election and ending one, two, three or six months (or, with the prior consent of each Bank, twelve months) thereafter, as the Borrower may elect in the applicable notice; provided that:

     (a) any Interest Period which would otherwise end on a day which is not a
Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar
Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding
Euro-Dollar Business Day;

     (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month;
and

                                       9

     (c) no Interest Period may end after the Termination Date.

     If the Borrower specifies a twelve-month Interest Period in any Notice of
Borrowing or Notice of Interest Rate Election and the Administrative Agent shall not have received from any Bank written objection to such twelve-month Interest
Period within two Euro-Dollar Business Days after receipt by the Administrative
Agent of such Notice, then such Bank shall be deemed to have consented to such twelve-month Interest Period. If any Bank timely objects as set forth above to any request for an Interest Period with a duration of twelve months then the
Administrative Agent shall promptly notify the Borrower and the Borrower shall deliver a new Notice of Borrowing or Notice of Interest Rate Election (which may be included as an alternative election in the original Notice) specifying a different election within the applicable time periods specified in Section 2.02 or 2.06, respectively. If the Borrower fails to so timely deliver such a new
Notice of Borrowing, then the relevant Borrowing shall be a Base Rate Borrowing.
If the Borrower fails to so timely deliver such a new Notice of Interest Rate
Election then the provisions of Section 2.06(c) shall apply.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "INVESTMENT" means, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of stock or other Securities of, or a beneficial interest in, any other Person, or any direct or indirect loan, advance or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business (but excluding notes receivable from concessionaires obtained in the ordinary course of business and relocation loans to employees, all in an aggregate amount not to exceed $30,000,000). The amount of any Investment shall be the original cost of such Investment (net of return of capital) plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "ISLANDS CREDIT AGREEMENT" means the Credit Agreement dated as of November
13, 1995 among Universal City Development Partners, a general partnership organized under Florida law (a predecessor to Universal City Development
Partners, Ltd., formerly known as Universal City Development Partners, LP), the banks party thereto and Morgan Guaranty Trust Company of New York (a predecessor to JPMorgan Chase Bank), as administrative agent and as collateral agent, as in effect immediately prior to the effective date of the Original Credit Agreement.

     "ISLANDS THEME PARK" means the "Universal's Islands of Adventure" theme park located in Orlando, Florida owned and operated by the Borrower.

                                       10

     "ISSUING BANK" means JPMorgan Chase Bank or any other Bank designated by the Borrower that may agree to issue letters of credit hereunder pursuant to an instrument in form reasonably satisfactory to the Administrative Agent, each in its capacity as an issuer of a Letter of Credit hereunder. Unless context otherwise requires, references to "Bank" shall include Issuing Bank.

     "LETTER OF CREDIT" means a letter of credit issued hereunder by an Issuing
Bank.

     "LETTER OF CREDIT LIABILITIES" means, for any Bank and at any time, such
Bank's ratable participation in the sum of (x) the aggregate amount then owing by the Borrower in respect of amounts paid by the Issuing Bank upon a drawing under a Letter of Credit issued hereunder and (y) the aggregate amount then available for drawing under all outstanding Letters of Credit.

     "LETTER OF CREDIT TERMINATION DATE" means the fifth Domestic Business Day prior to the Termination Date.

     "LEAD ARRANGERS" means J.P. Morgan Securities Inc. and Banc of America
Securities LLC.

     "LICENSE AGREEMENTS" means the agreements listed on Schedule D hereto, as such Schedule D may be amended or supplemented from time to time by the Borrower in a writing delivered to the Administrative Agent.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the
Borrower shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "LOAN" means any loan made pursuant to Section 2.01, and "LOANS" means any or all of the foregoing, as the context may require; provided that, if any such
Loan or Loans (or portions thereof) are combined or subdivided pursuant to a
Notice of Interest Rate Election, the term "LOAN" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "LOAN DOCUMENTS" means this Agreement, the Notes, the Subordination
Agreement and the Collateral Documents.

     "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section
2.05(b).

                                       11

     "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the
Board of Governors of the Federal Reserve System as in effect from time to time.

     "MATERIAL ADVERSE EFFECT" means (i) any material adverse effect upon the condition (financial or otherwise), results of operations, properties, business, licenses or prospects of the Borrower, which in any such case the Banks could reasonably conclude has or would have a material adverse effect (in the context of the credit provided pursuant to this Agreement) on the creditworthiness of the Borrower; or (ii) any adverse effect on the rights and/or remedies of the
Agents and the Banks under the Loan Documents which could reasonably be considered material by the Banks.

     "MATERIAL COMMITMENT" means a legally binding commitment (other than the
Commitments) by one or more banks or other financial institutions to extend credit to the Borrower in an aggregate amount exceeding $15,000,000 (regardless of the level of utilization, if any, of such commitment at any particular time).

     "MATERIAL DEBT" means Indebtedness of the Borrower (other than the Notes), arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $15,000,000.

     "MATERIAL FINANCIAL OBLIGATIONS" means a principal or face amount of
Indebtedness and/or payment or collateralization obligations in respect of
Derivatives Obligations of the Borrower, arising in one or more related or unrelated transactions, exceeding in the aggregate $15,000,000.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section
4001(a)(3) of ERISA which is maintained for employees of the Borrower or any
ERISA Affiliate of the Borrower.

     "NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the
Loans.

     "NOTICE OF BORROWING" has the meaning set forth in Section 2.02.

     "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section
2.06.

     "NOTICE OF ISSUANCE" has the meaning set forth in Section 2.13(b)(i).

     "OBLIGATIONS" means, as to any Person, all of the Indebtedness, liabilities and obligations of every nature of such Person to the Agents and the Banks under the Loan Documents, whether now existing or hereinafter incurred.

                                       12

     "OFFICER'S CERTIFICATE" means a certificate executed on behalf of the
Borrower by an Authorized Officer.

     "ORIGINAL CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of November 5, 1999, as amended as of July 25, 2000, December 19, 2001 and March 28, 2002, and further amended as of March 28, 2003 and from time to time hereafter, among the Borrower, the lenders party thereto and JPMorgan Chase
Bank, as administrative agent and collateral agent.

     "OUTSTANDINGS" means, with respect to any Bank at any date, the sum of (i)
the aggregate outstanding principal amount of such Bank's Loans plus, without duplication (ii) the Letter of Credit Liabilities of such Bank on such date.

     "PARENT" means, with respect to any Bank, any corporation controlling such
Bank.

     "PARTICIPANT" has the meaning set forth in Section 9.06(b).

     "PARTNER LOANS" means loans made by the Borrower pursuant to Section
5.16(e) of this Agreement

     "PENSION PLAN" means any employee plan which is subject to the provisions of Title IV of ERISA and which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower, other than a Multiemployer Plan.

     "PERCENTAGE" means, with respect to any Bank at any time, the percentage which the amount of its Commitment at such time represents of the aggregate amount of all the Commitments at such time. At any time after the Commitments shall have terminated, the term "Percentage" shall refer to a Bank's Percentage immediately before such termination, adjusted to reflect any subsequent assignments pursuant to Section 9.06(c).

     "PERMITTED QUALIFICATION" means a qualification in a report of independent public accountants delivered pursuant to Section 5.01(b) which such accountants confirm in writing to the Administrative Agent would not be included but for the amortization schedule for the Borrower's Indebtedness.

     "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PLEDGE AGREEMENT" means the Amended and Restated Pledge Agreement dated as of January 6, 2000 among the Borrower, the pledgors party thereto and JPMorgan
Chase Bank, as collateral agent, as the same may be further amended and in effect from time to time.

                                       13

     "PRICING SCHEDULE" means Schedule B hereto.

     "PRIME RATE" means the rate of interest publicly announced by JPMorgan
Chase Bank in New York City from time to time as its Prime Rate.

     "PROJECT" has the meaning set forth in the Islands Credit Agreement.

     "PROJECT DOCUMENTS" means all agreements listed in Schedule C.

     "QUALIFYING DEBT INCURRENCE" means the issuance of unsecured debt securities of the Borrower having a maturity of five years or more substantially simultaneously with the Effective Date.

     "QUARTERLY DATE" means the last day of each March, June, September and
December.

     "RATIO SATISFACTION DATE" has the meaning set forth in Section 6.01(o)(i).

     "REFERENCE BANKS" means the principal London offices of Bank of America,
N.A. and JPMorgan Chase Bank, and "REFERENCE BANK" means any one of such
Reference Banks.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal
Reserve System, as in effect from time to time.

     "REIMBURSEMENT OBLIGATION" has the meaning specified in Section 2.13(c).

     "RELATED TRANSACTIONS" means the effectiveness of Amendment No. 4 to the
Original Credit Agreement and the consummation of the other transactions on which such effectiveness is conditioned, including the Qualifying Debt
Incurrence and the effectiveness of this Agreement.

     "REQUIRED BANKS" means at any time Banks having at least 51% of the aggregate amount of the Credit Exposures of all Banks.

     "RESTRICTED PAYMENT" means (i) any distribution, direct or indirect, whether in cash or in property, on account of any partnership or other equity interest in the Borrower now or hereafter outstanding, (ii) any redemption, retirement, or similar payment, purchase or other acquisition for value, direct or indirect, whether in cash or in property, of any (x) partnership or other equity interest in the Borrower, (y) warrants, options or other rights to acquire any such partnership or other equity interest in the Borrower or (z)
Subordinated Debt, in each case now or hereafter outstanding, and (iii) any payment of or with respect to any Subordinated Debt; provided that neither
Consulting Fees, Universal Fees (and any interest thereon) nor payments of amounts owed under interest rate

                                       14

hedging arrangements entered into in accordance with Section 5.27 shall be deemed Restricted Payments.

     "REVOLVING CREDIT PERIOD" means the period from and including the Effective
Date to but not including the Termination Date.

     "SCHEDULED AFFILIATE TRANSACTIONS" means transactions and agreements described in Schedule G hereto.

     "SECURITIES" means any stock, shares, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "SECURITIES" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "SECURITY AGREEMENT" means the Security Agreement dated as of June 27, 2000 between the Borrower and the Collateral Agent, as the same may be amended and in effect from time to time.

     "SPC" has the meaning set forth in 9.06(g).

     "STUDIO THEME PARK" means the "Universal Studios Florida" theme park located in Orlando, Florida owned and operated by the Borrower.

     "SUBORDINATED DEBT" has the meaning set forth in the Subordination
Agreement.

     "SUBORDINATED LOAN" means Indebtedness of the Borrower which constitutes
Subordinated Debt.

     "SUBORDINATION AGREEMENT" means the Amended and Restated Subordination
Agreement dated as of January 6, 2000, as amended by the Amendment to
Subordination Agreement, among the Affiliates of the Borrower listed on the signature pages thereof and JPMorgan Chase Bank, as the administrative agent, as the same may be further amended and in effect from time to time.

     "SUBSIDIARY" of any Person means any corporation, partnership, association or other business entity of which more than 50% of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof, or more than 50% of the total equity interests (including partnership interests) therein, is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that
Person or a combination thereof.

                                       15

     "TAX INDEBTEDNESS" has the meaning set forth in the definition of
Indebtedness.

     "TERMINATION DATE" means June 30, 2007 (or if such date is not a
Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day).

     "TERMINATION EVENT" means (i) a "Reportable Event" described in Section
4043 of ERISA and the regulations issued thereunder with respect to a Pension
Plan (other than a "Reportable Event" not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations), or
(ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a
Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA or (iv) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty
Corporation.

     "THEME PARKS" means the Islands Theme Park and the Studio Theme Park.

     "TRANSACTION DOCUMENTS" means the Loan Documents and the Project Documents.

     "TYPE" has the meaning specified in Section 1.03 hereof.

     "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

     "UNIVERSAL" means Universal Studios, Inc. (formerly known as MCA INC.), a
Delaware corporation, and its successors.

     "UNIVERSAL FEES" means the fees payable to Universal or an Affiliate of
Universal by the Borrower pursuant to the terms of the Borrower Partnership
Agreement.

     "UNUSED COMMITMENTS" means the excess of the aggregate amount of the
Commitments over the aggregate Outstandings of all Banks.

     Section 1.02. Accounting Terms and Determinations.

     (a) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Banks;

                                       16

provided that, if the Borrower notifies the Administrative Agent that the
Borrower wishes to amend any provision hereof to eliminate the effect of any change in GAAP (or if the Administrative Agent notifies the Borrower that the
Required Banks wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the
Required Lenders.

     (b) The parties intend that fees and expenses incurred by the Borrower in connection with the Related Transactions not be included in calculations of compliance with the requirements of Section 5.19. To the extent such fees and expenses would otherwise be reflected in such calculations, appropriate adjustments shall be made to exclude their effect.

     Section 1.03. Types of Loans. Loans hereunder are distinguished by "Type".
The "Type" of a Loan refers to the determination whether such Loan is a
Euro-Dollar Loan or a Base Rate Loan.

     Section 1.04. Other Definitional Provisions. References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles,
Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.01 may, unless the context otherwise requires, be used in the singular or plural depending on the reference. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words in a visible form.
References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively.

                                   ARTICLE 2
                                  THE FACILITY

     Section 2.01. The Loans. During the Revolving Credit Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower from time to time in amounts such that the aggregate
Outstandings of such Bank at any one time shall not exceed the amount of its
Commitment. Within the foregoing limits, the Borrower may borrow under this
Section 2.01, repay, or to the extent permitted by Section 2.09, prepay Loans
and

                                       17

reborrow at any time during the Revolving Credit Period under this Section 2.01.
Each Borrowing under this Section 2.01 shall be in an Allowed Multiple (except that any such Borrowing may be in an aggregate amount equal to (x) the unused
Commitments or (y) in the case of any Borrowing pursuant to Section 2.13(c)(ii), the amount of the related Reimbursement Obligation) and shall be made from the several Banks ratably in proportion to their respective Commitments.

     Section 2.02. Method of Borrowing.

     (a) The Borrower shall give the Administrative Agent notice substantially in the form of Exhibit E (a "Notice of Borrowing") not later than 11:00 A.M.
(New York City time) on (x) the Domestic Business Day before each Base Rate
Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar
Borrowing (or, if the duration of the initial Interest Period applicable to such
Borrowing is requested to be twelve months, the fifth Euro-Dollar Business Day before such Euro-Dollar Borrowing), specifying:

         (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the
     case of a Euro-Dollar Borrowing;

         (ii) the aggregate amount of such Borrowing;

         (iii) the initial Type of Loans comprising such Borrowing; and

         (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

Notwithstanding the foregoing, no more than eight Groups of Euro-Dollar Loans shall be outstanding hereunder at any one time, and any Borrowing which would exceed such limitation shall be made as a Base Rate Borrowing.

     (b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (c) Not later than 1:00 P.M. (New York City time) on the date of each
Borrowing, each Bank shall make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the
Administrative Agent at its address referred to in Section 9.01. Unless the
Administrative Agent determines that any applicable condition specified in
Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Borrower Account.

                                       18

     (d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the
Administrative Agent such Bank's share of such Borrowing as required by the terms of this Agreement, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such
Borrowing in accordance with subsection (c) of this Section and the
Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such
Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds
Rate; provided that the Administrative Agent shall not demand repayment from the
Borrower unless it shall have first demanded repayment from such Bank and such
Bank shall have failed to repay. If such Bank shall repay to the Administrative
Agent such corresponding amount, such amount so repaid shall constitute such
Bank's Loan included in such Borrowing for purposes of this Agreement.

     (e) Nothing in subsection (d) shall be deemed to relieve any Bank from its obligation to fulfill its Commitment hereunder to make Loans or to prejudice any right which the Borrower may have against any defaulting Bank.

     Section 2.03 . Notes. (a) The Administrative Agent shall maintain a register (the "REGISTER") on which it will record the Commitment of each Bank, each Loan made by such Bank and each repayment of any Loan made by such Bank.
Any such recordation by the Administrative Agent on the Register shall be presumptively correct, absent manifest error. Failure to make any such recordation, or any error in such recordation, shall not affect any Borrower's obligations hereunder.

     (b) The Borrower hereby agrees that, promptly upon the request of any Bank at any time, the Borrower shall deliver to such Bank a single Note, in substantially the form of Exhibit A hereto, duly executed by the Borrower and payable to the order of such Bank and representing the obligation of the
Borrower to pay the unpaid principal amount of Loans made to the Borrower by such Bank, with interest as provided herein on the unpaid principal amount from time to time outstanding.

     (c) Each Bank shall record the date, amount and Type of each Loan made by it and the date and amount of each payment of principal made with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each

                                       19

such Loan then outstanding; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligations of the Borrower or any Obligor under any Loan Document. Each Bank is hereby irrevocably authorized by the Borrower to so endorse its Note or Notes and to attach to and make a part of its Note or Notes a continuation of any such schedule as and when required.

     Section 2.04. Fees. (a) Commitment Fees. The Borrower shall pay to the
Administrative Agent for the account of the Banks ratably in proportion to their
Commitments a commitment fee at the rate of 1.00% per annum on the Unused
Commitments. Such commitment fees shall accrue from and including the Effective
Date to but excluding the date of termination of the Commitments in their entirety.

     (b) Letter of Credit Fees. The Borrower shall pay (i) to the Administrative
Agent for the account of the Banks ratably a letter of credit fee accruing daily on the aggregate undrawn amount of all outstanding Letters of Credit at a rate per annum equal to Euro-Dollar Margin for such day and (ii) to each Issuing Bank for its own account, a letter of credit fronting fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit issued by such Issuing Bank at such rate as may be mutually agreed between the Borrower and such Issuing Bank from time to time.

     (c) Payment of Accrued Fees. Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Date and on the date of termination of the Commitments in their entirety (and, if later, the date on which the Credit Exposures are reduced to zero).

     Section 2.05. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such
Loan is made until it becomes due, at a rate per annum equal to the sum of (x)
the Base Rate Margin plus (y) the Base Rate for such day. Such interest shall be payable in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on the date such
Base Rate Loan is so converted. Any overdue principal of or interest on any Base
Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base
Rate Loans for such day.

     (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months

                                       20

after the first day thereof and, with respect to the principal amount of any
Euro-Dollar Loan converted to a Base Rate Loan, on the date such Euro-Dollar
Loan is so converted.

     The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in Dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M.
(London time) two Euro-Dollar Business Days before the first day of such
Interest Period in an amount approximately equal to the principal amount of the
Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (i) for the balance (if any) of the then current Interest Period applicable to such Loan, the sum of 2% plus the Euro-Dollar Margin for such day plus the
London Interbank Offered Rate applicable to such Interest Period and (ii)
thereafter, the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%)
by dividing (x) the average (rounded upward, if necessary, to the next higher
1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Administrative
Agent may select) deposits in Dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference
Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate
Loans for such day).

     (d) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the
Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (e) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any
Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

                                       21

     (f) For so long as any Bank is required to, and does, maintain reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), and as a result the cost to such Bank (or its Euro-Dollar Lending
Office) of making or maintaining its Euro-Dollar Loans is increased, then such
Bank may in accordance with this subsection (f) require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum up to but not exceeding the excess of (i)(A) the applicable London
Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve
Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the
Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y)
shall furnish to the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans notice of the amount to which such Bank is then entitled under this subsection (f); provided that no notice pursuant to clause (x) of this subsection (f) shall be required for a claim under this subsection (f) in respect of an Interest Period to the extent attributable to an increase in the Euro-Dollar Reserve Percentage subsequent to the date such notice would have been required to be given in respect of such Interest Period.

     Section 2.06 . Method of Electing Interest Rates. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8), as follows:

         (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day;

         (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Euro-Dollar Business Day,
     subject to Section 2.11 in the event that such day is not the last day of the then current Interest Period applicable to such Loans; and

         (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to continue such Loans as Euro-Dollar Loans for an additional

                                       22

     Interest Period, in each case effective on the last day of the then current
     Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST
RATE ELECTION") to the Administrative Agent at least three Euro-Dollar Business
Days (or, if such Notice of Interest Rate Election specifies that the duration of any Interest Period is requested to be twelve months, at least five
Euro-Dollar Business Days) before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it is so specified, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such notice applies, and the remaining portion to which it does not apply, are each at least
$2,000,000.

     (b) Each Notice of Interest Rate Election shall specify:

         (i) the Group of Loans (or portion thereof) to which such notice applies;

         (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

         (iii) if the Loans comprising such Group are to be converted, the new
     Type of Loans and, if such new Loans are Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

         (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest
     Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of
Interest Rate Election to the Administrative Agent for any Group of Euro-Dollar
Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

     A continuation or conversion pursuant to this Section 2.06 is not a
Borrowing subject to Section 3.02.

                                       23

     Section 2.07. Termination and Reduction of Commitments. (a) Scheduled
Termination. The Commitments shall terminate on the Termination Date.

     (b) Optional Termination or Reduction of Commitments. The Borrower may,
upon at least three Domestic Business Days' notice to the Administrative Agent, terminate at any time, or ratably reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple of $1,000,000, the Unused
Commitments.

     Section 2.08. LIFO Loans. The Borrower agrees that (i) no Loans will be borrowed hereunder unless the "Working Capital Commitments" under the Original
Credit Agreement are fully drawn, (ii) no prepayment of "Working Capital Loans"
not required to be made under the Original Credit Agreement will be made while any Loans are outstanding hereunder and (iii) no termination or reduction of the
"Working Capital Commitments" not required to be made under the Original Credit
Agreement will be made while the Commitments hereunder remain in effect. This
Section 2.08 does not limit issuance of Letters of Credit pursuant to Section
2.13 hereof.

     Section 2.09. Optional Prepayments. (a) Subject in the case of any
Euro-Dollar Loans to Section 2.11, but otherwise without premium or penalty, the
Borrower may, upon at least one Domestic Business Day's notice to the
Administrative Agent, prepay the Base Rate Loans or upon at least three
Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in Allowed Multiples, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the related Loans of the several
Banks.

     (b) Upon receipt of a notice of prepayment pursuant to this Section, the
Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     Section 2.10. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 1:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the
Administrative Agent at its address referred to in Section 9.01. The
Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the
Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic

                                       24

Business Day. Whenever any payment of principal of, or interest on, the
Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding
Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Administrative Agent shall have received notice from the
Borrower prior to the date on which any payment is due from the Borrower to the
Banks hereunder that the Borrower will not make such payment in full, the
Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the
Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the
Administrative Agent, at the Federal Funds Rate.

     (c) Upon the occurrence and during the continuance of an Event of Default, payments received by the Administrative Agent shall be allocated in the following order of priority:

         first, to the ratable payment of any unreimbursed expenses for which any Agent or Bank is to be reimbursed pursuant to Section 9.03 and unpaid fees owing to the Agents under this Agreement;

         second, to the ratable payment of accrued but unpaid interest on the
     Loans and the Reimbursement Obligations;

         third, to the ratable payment of unpaid principal of the Loans and the
     Reimbursement Obligations; and

         fourth, to the ratable payment of all other Obligations, until all
     Obligations shall have been paid in full.

     Section 2.11. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or if any Euro-Dollar Loan is
converted to a Base Rate Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.05, or if the
Borrower fails to borrow or prepay any Euro-Dollar Loans after notice has been given to any Bank

                                       25

in accordance with Section 2.02, 2.08 or 2.09, the Borrower shall reimburse each
Bank within 15 days after demand for any resulting loss or expense incurred by it (or by a Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin, for the period after any such payment or failure to borrow or prepay, provided that such Bank shall have delivered to the
Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     Section 2.12. Computation of Interest and Fees. Interest based on the Prime
Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     Section 2.13. Letters of Credit.

     (a) Commitment to Issue Letters of Credit. Subject to the terms and conditions hereof, each Issuing Bank agrees to issue Letters of Credit denominated in Dollars from time to time before the Letter of Credit Termination
Date upon the request of the Borrower; provided that, immediately after each
Letter of Credit is issued (i) the aggregate amount of Outstandings shall not exceed the aggregate amount of the Commitments and (ii) the aggregate amount of the Letter of Credit Liabilities shall not exceed $10,000,000. Upon the date of issuance by an Issuing Bank of a Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities in the proportion to its
Percentage.

     (b) Method for Issuance; Terms; Extensions.

         (i) The Borrower shall give the Issuing Bank notice at least three
     Domestic Business Days (or such shorter notice as may be acceptable to the
     Issuing Bank in its discretion) prior to the requested issuance of a Letter of Credit (or, in the case of renewal or extension, prior to the Issuing
     Bank's deadline for notice of nonextension) specifying the date such Letter of Credit is to be issued, and describing the terms of such Letter of
     Credit and the nature of the transactions to be supported thereby (such notice, including any such notice given in connection with the extension of a Letter of Credit, a "NOTICE OF ISSUANCE"). Upon receipt of a Notice of
     Issuance, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify

                                       26

     each Bank of the contents thereof and of the amount of such Bank's participation in such Letter of Credit.

         (ii) The obligation of the Issuing Bank to issue each Letter of Credit shall, in addition to the conditions precedent set forth in Section 3.01 be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the
     Issuing Bank and that the Borrower shall have executed and delivered such other customary instruments and agreements relating to such Letter of
     Credit as the Issuing Bank shall have reasonably requested; provided that in the event and to the extent any provisions of such instruments or agreement are inconsistent with the provisions hereof, the provisions hereof shall apply. The Borrower shall also pay to the Issuing Bank for its own account issuance, drawing, amendment, settlement and extension charges, if any, in the amounts and at the times as agreed between the Borrower and the Issuing Bank.

         (iii) The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit, and if any Letter of Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the Issuing Bank, the Issuing Bank shall timely give such notice of termination unless it has theretofore timely received a Notice of Issuance and the other conditions to issuance of a
     Letter of Credit have also theretofore been met with respect to such extension. Each Letter of Credit shall expire at or before the close of business on the date that is one year after such Letter of Credit is issued
     (or, in the case of any renewal or extension thereof, one year after such renewal or extension); provided that (i) a Letter of Credit may contain a provision pursuant to which it is deemed to be extended on an annual basis unless notice of termination is given by the Issuing Bank and (ii) in no event will a Letter of Credit expire (including pursuant to a renewal or extension thereof) on a date later than the Letter of Credit Termination
     Date.

     (c) Payments; Reimbursement Obligations.

         (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Bank as to the amount to be paid as a result of such demand or drawing and the date such payment is to be made by the Issuing Bank (the "PAYMENT DATE"). The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other

                                       27

     formalities of any kind. Such reimbursement shall be due in accordance with this clause (i) or clause (ii) below on the Payment Date; provided that no such payment shall be due from the Borrower any earlier than the date of receipt by it of notice of its obligation to make such payment (or, if such notice is received by the Borrower after 10:00 A.M. (New York City time) on any date, on the next succeeding Domestic Business Day); and provided further that if and to the extent any such reimbursement is not made by the
     Borrower in accordance with this clause (i) or clause (ii) below on the
     Payment Date, then (irrespective of when notice thereof is received by the
     Borrower), such reimbursement obligation shall bear interest, payable on demand, for each day from and including the Payment Date to but not including the date such reimbursement obligation is paid in full at a rate per annum equal to the rate applicable to Base Rate Loans for such day.

         (ii) If the Commitments remain in effect on the Payment Date, all such amounts paid by the Issuing Bank and remaining unpaid by the Borrower after the date and time required by Section 2.13(c)(i) (a "REIMBURSEMENT
     OBLIGATION") shall, if and to the extent that the amount of such
     Reimbursement Obligation would be permitted as a Borrowing of Loans pursuant to Section 3.01, and unless the Borrower otherwise instructs the
     Administrative Agent by not less than one Domestic Business Day's prior notice, convert automatically to Base Rate Loans on the date such
     Reimbursement Obligation arises. The Administrative Agent shall, on behalf of the Borrower (which hereby irrevocably directs the Administrative Agent so to act on its behalf), give notice no later than 12:00 Noon (New York
     City time) on such date requesting each Bank to make, and each Bank hereby agrees to make, a Base Rate Loan, in an amount equal to such Bank's
     Percentage of the Reimbursement Obligation with respect to which such notice relates. Each Bank shall make such Loan available to the
     Administrative Agent at its address referred to in Section 9.01 in immediately available funds, not later than 2:00 P.M. (New York City time), on the date specified in such notice. The Administrative Agent shall pay the proceeds of such Loans to the Issuing Bank, which shall immediately apply such proceeds to repay the Reimbursement Obligation.

         (iii) To the extent the Reimbursement Obligation is not refunded by a
     Bank pursuant to clause (ii) above, such Bank will pay to the
     Administrative Agent, for the account of the Issuing Bank, immediately upon the Issuing Bank's demand at any time during the period commencing after such Reimbursement Obligation arises until reimbursement therefor in full by the Borrower, an amount equal to such Bank's Percentage of such
     Reimbursement Obligation, together with interest on such amount for each day from the date of the Issuing Bank's

                                       28

     demand for such payment (or, if such demand is made after 1:00 P.M. (New
     York City time) on such date, from the next succeeding Domestic Business
     Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to the Federal Funds Rate for the first three
     Domestic Business Days after the date of such demand and thereafter at a rate per annum equal to the Base Rate for each additional day. The Issuing
     Bank will pay to each Bank ratably all amounts received from the Borrower for application in payment of its Reimbursement Obligations in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Issuing Bank in respect of such Letter of Credit pursuant hereto;
     provided that in the event such payment received by the Issuing Bank is required to be returned, such Bank will return to the Issuing Bank any portion thereof previously distributed to it by the Issuing Bank.

     (d) Obligations Absolute. The obligations of the Borrower and each Bank under subsection (c) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

         (i) any lack of validity or enforceability of this Agreement or any
     Letter of Credit or any document related hereto or thereto;

         (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of this Agreement or any Letter of Credit or any document related hereto or thereto, provided by any party affected thereby;

         (iii) the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

         (iv) the existence of any claim, set-off, defense or other rights that the Borrower may have at any time against a beneficiary of a Letter of
     Credit (or any Person for whom the beneficiary may be acting), any Bank
     (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

         (v) any statement or any other document presented under a Letter of
     Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                                       29

         (vi) payment under a Letter of Credit against presentation to the
     Issuing Bank of documents that do not comply with the terms of such Letter of Credit;

         (vii) any termination of the Commitments prior to, on or after the
     Payment Date for any Letter of Credit, whether at the scheduled termination thereof, by operation of Section 6.01 or otherwise; or

         (viii) any other act or omission to act or delay of any kind by any
     Bank (including the Issuing Bank), the Administrative Agent or any other
     Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (viii), constitute a legal or equitable discharge of or defense to the Borrower's or the Bank's obligations hereunder;

provided, that this Section 2.13(d) shall not limit the rights of the Borrower under Section 2.13(e)(ii).

     (e) Indemnification; Expenses.

         (i) The Borrower hereby indemnifies and holds harmless each Bank
     (including each Issuing Bank) and the Administrative Agent from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel which it may reasonably incur in connection with a Letter of
     Credit issued pursuant to this Section 2.13; provided that the Borrower shall not be required to indemnify any Bank, or the Administrative Agent, for any claims, damages, losses, liabilities, costs or expenses, to the extent found by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of such Person.

         (ii) None of the Banks (including, subject to subsection (g) below, an
     Issuing Bank) nor the Administrative Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection (d) above;
     provided that, notwithstanding Sections 2.13(d) , the Borrower shall have a claim for direct (but not consequential) damage caused by (x) the Issuing
     Bank's gross negligence or willful misconduct in determining whether documents presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Bank's failure to pay under any
     Letter of Credit after the presentation to it of documents strictly complying with the terms and conditions of the Letter of Credit. The parties agree that, with respect to documents presented which appear on

                                       30

     their face to be in substantial compliance with the terms of a Letter of
     Credit, the Issuing Bank may, in its discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

         (iii) Nothing in this subsection (e) is intended to limit the obligations of the Borrower under any other provision of this Agreement. To the extent the Borrower does not indemnify an Issuing Bank as required by this subsection, the Banks agree to do so ratably in accordance with their
     Commitments.

     (f) Stop Issuance Notice. If the Required Banks reasonably determine at any time that the conditions set forth in Section 3.01 would not be satisfied in respect of a Borrowing at such time, then the Required Banks may request that the Administrative Agent issue a notice ("STOP ISSUANCE NOTICE"), and the
Administrative Agent shall issue such notice to each Issuing Bank. Such Stop
Issuance Notice shall be withdrawn upon a determination by the Required Banks that the circumstances giving rise thereto no longer exist. No Letter of Credit shall be issued while a Stop Issuance Notice is in effect. The Required Banks may request issuance of a Stop Issuance Notice only if there is a reasonable basis therefor, and shall consider reasonably and in good faith a request from the Borrower for withdrawal of the same on the basis that the conditions in
Section 3.01 are satisfied, provided that the Administrative Agent and the
Issuing Banks may and shall conclusively rely upon any Stop Issuance Notice while it remains in effect.

                                   ARTICLE 3
                                   CONDITIONS

     Section 3.01. Borrowings and Issuance of Letters of Credit. The obligation of any Bank to make a Loan on the occasion of any Borrowing and the obligation of an Issuing Bank to issue (or renew or extend the term of ) any Letter of
Credit, is subject to the satisfaction of the following conditions:

     (a) receipt by the Administrative Agent of (i) a Notice of Borrowing as
required by Section 2.02 or (ii) a Notice of Issuance as required by Section
2.13(b);

     (b) the fact that, immediately after such Borrowing or issuance (or renewal or extension), the Outstandings of each Bank will not exceed its

                                       31

Commitment (and the aggregate amount of the Letter of Credit Liabilities shall not exceed $10,000,000);

     (c) in the case of a Borrowing, the fact that immediately after such
Borrowing, the "Working Capital Commitments" under the Original Credit Agreement are fully drawn;

     (d) the fact that, immediately before and after such Borrowing or issuance, no Event of Default (and to the actual knowledge of all Authorized Officers, no
Default, other than a Default arising under Section 6.01(e) which did not arise from the willful misconduct or gross negligence of the Borrower, which is susceptible of being cured and which the Borrower is diligently taking steps to cure) shall have occurred and be continuing; and

     (e) the fact that the representations and warranties of the Borrower contained in this Agreement (except for those set forth in Section 4.03(a) and
Section 4.03(b) of this Agreement and except for any representation or warranty which is rendered untrue solely by reason of a Default which does not prevent satisfaction of the condition specified in Section 3.01(d)) shall be true in all material respects on and as of the date of such Borrowing or issuance.

     Each Borrowing or issuance hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance as to the facts specified in clauses (b), (c), (d) and (e) of this Section as applicable.

     Section 3.02 . Effectiveness. This Agreement will become effective upon the satisfaction of each of the following conditions:

     (a) receipt by the Administrative Agent of counterparts (or telegraphic, telex, facsimile or other written confirmation satisfactory to the
Administrative Agent from such party of execution of a counterpart hereof by such party) of this Agreement signed by each of the parties hereto;

     (b) receipt by the Administrative Agent of all fees and expenses payable by the Borrower in connection with this Agreement;

     (c) receipt by the Administrative Agent of evidence satisfactory to it of the concurrent consummation of the other Related Transactions;

     (d) receipt by the Administrative Agent of counterparts of the documents listed as items 2, 4, 8 and 10 on Schedule I and the Amendment to Subordination
Agreement, duly executed by each of the parties thereto;

     (e) receipt by the Administrative Agent of one or more opinions of counsel to the Borrower satisfactory to the Administrative Agent and its counsel

                                       32

covering the matters addressed in Exhibit B hereto and such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request (by its execution and delivery of the Loan Documents to which it is a party, the Borrower authorizes and directs its counsel to deliver said opinions);

     (f) receipt by the Administrative Agent of an opinion of Davis Polk &
Wardwell, special counsel for the Agents, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (g) receipt by the Administrative Agent of an Officer's Certificate to the
effect set forth in clauses (d) and (e) of Section 3.01;

     (h) receipt by the Administrative Agent of an endorsement to the lenders title insurance policy delivered in connection with the Original Credit
Agreement, confirming that the lien of the mortgage identified as item 7 on
Schedule I, as modified by the instrument identified as item 8 on Schedule I, continuing to be valid subject to no liens other than those set forth in such policy; and

     (i) receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of the Borrower, the authority for and the validity of the Transaction Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

The Administrative Agent shall promptly notify each of the parties hereto of the
Effective Date, and such notice shall be conclusive and binding on all parties hereto.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants that:

     Section 4.01. Organization, Powers, Good Standing and Subsidiaries.

     (a) Organization and Powers. The Borrower is a limited partnership duly organized and validly existing under the laws of the State of Florida and has all requisite partnership power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into the Transaction Documents to which it is party and to carry out the transactions contemplated thereby.

                                       33

     (b) Qualification and Good Standing. The Borrower is duly qualified, properly licensed and in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of business requires such qualification, except in jurisdictions in which the failure to so qualify, be licensed or in good standing does not have and could not reasonably be expected to have a Material Adverse Effect.

     Section 4.02. Authorization. The execution, delivery and performance of each of the Loan Documents to which the Borrower is party and the issuance, delivery and payment of the Notes have been duly authorized by all necessary partnership action.

     (a) No Conflict. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party and the issuance, delivery and payment of the Notes do not and could not reasonably be expected to (i) violate any provision of law applicable to the Borrower, or any order, judgment or decree of any court or other agency of government binding on the Borrower, other than any such violation that does not have and could not reasonably be expected to have a
Material Adverse Effect, (ii) violate any provision of any Project Document, other than any such violation that does not have and could not reasonably be expected to have a Material Adverse Effect, (iii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Borrower, other than any such conflict, breach or default that does not have and could not reasonably be expected to have a Material Adverse Effect, (iv) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower, other than those created by the Collateral Documents or permitted by this
Agreement, or (v) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of the
Borrower, other than approvals or consents which have been obtained or approvals or consents, the failure to obtain which does not have and could not reasonably be expected to have a Material Adverse Effect.

     (b) Consents. The execution, delivery and performance by the Borrower of the Loan Documents to which it is party and the issuance, delivery and payment of the Notes do not require any registration with, consent or approval of, or notice to, or other action by, any Federal, state or other Governmental
Authority or regulatory body, or any trustee or holder of any Indebtedness or obligation of Borrower, except for such registrations, consents, approvals, notices or other action described in clauses (i) and (ii) below, and all such required registrations have been made, such required consents, approvals or notices have been given, or such other appropriate actions have been taken, except for such registrations, consents, approvals, notices or other action, (i)
the failure to obtain which does not have and could not reasonably be expected to have a Material Adverse Effect or (ii) which are not required to have been made, given

                                       34

or taken at any time that this representation and warranty is made or deemed made and which are of a type routinely obtained in the ordinary course.

     (c) Binding Obligation. Each of the Loan Documents to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower, and each of the Loan Documents to which the Borrower is a party constitutes the legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors'
rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     Section 4.03. Financial Information; No Material Adverse Change.

     (a) The balance sheet of the Borrower as of December 28, 2002 fairly presents the financial position of the Borrower as of such date.

     (b) Since December 28, 2002, no event or condition has occurred which has had a Material Adverse Effect.

     Section 4.04. Title to Properties; Liens. The Borrower owns or leases or otherwise has the right to use all the properties and assets reasonably necessary to the operation of its business and all such properties and assets will be free and clear of Liens except as permitted pursuant to Section 5.15 and will be free and clear of any covenants, condition, or restrictions that are inconsistent with the current and proposed uses of such property except for any such covenants, conditions or restrictions that do not and could not reasonably be expected to have a Material Adverse Effect. The Borrower has or will obtain all private easements as are necessary for the conduct of the business of the
Borrower at any time.

     Section 4.05. Litigation; Adverse Facts: Compliance with Laws. There is no litigation which could reasonably be expected to have a Material Adverse Effect;
there is no action, suit, proceeding or arbitration at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the actual knowledge of any Authorized Officer of the Borrower, threatened against or affecting the Borrower, which could reasonably be expected to result in a Material Adverse Effect. The Borrower is not (i) in violation of any applicable law, except for any such violation which could not reasonably be expected to have a Material Adverse Effect, or (ii) subject to, or in default with respect to, any final judgment, writ, injunction, decree, rule or regulation of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could reasonably be expected to have a Material Adverse Effect.
There is no action, suit, proceeding or investigation pending or, to the actual knowledge of any

                                       35

Authorized Officer of the Borrower, threatened against or affecting the
Borrower, which could reasonably be expected to affect the validity or the enforceability of any of the Loan Documents.

     Section 4.06. Payment of Taxes. All United States federal income tax and other material tax returns and reports of the Borrower required to be filed by it have been filed, and all taxes, assessments, fees and other governmental charges upon the Borrower and upon its properties, assets, income and franchises which are due and payable have been paid except for such taxes, assessments, fees or other governmental charges being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and as to which such reserve or other appropriate provision, if any, as required in conformity with
GAAP shall have been made therefor.

     Section 4.07. Materially Adverse Agreements; Performance.

     (a) Agreements. The Borrower is not a party to and is not subject to any material agreement or instrument or charter or other internal restriction which could reasonably be expected to have a Material Adverse Effect.

     (b) Performance. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of the Borrower, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material
Adverse Effect.

     Section 4.08. Intellectual Property Rights. The Borrower owns or possesses or holds under valid licenses all material patents, trademarks, service marks, trade names, copyrights, licenses and other intellectual property rights
(collectively, "INTELLECTUAL PROPERTY RIGHTS") that are necessary for the operation of the Theme Parks, and the Borrower is not in violation of any material provision thereof. To the knowledge of the Borrower, there is no infringement or claim of infringement by others of any material Intellectual
Property Right of the Borrower which has, or could reasonably be expected to have, a Material Adverse Effect. Except for the License Agreements, no other license, assignment or other document is or will be required for the Borrower to have the right to use the name "Universal" and the "Universal" logo or is or will be required for the Borrower to use any other Intellectual Property Rights which are owned or possessed by, or licensed to, Universal or any Affiliate of
Universal and which are necessary for the conduct of the Borrower's business.
The Borrower is not and will not be contractually obligated to pay any fee, royalty or other amount for the use of any Intellectual Property Rights covered by the License Agreements other than customary royalties with respect to sales of merchandise based on such

                                       36

Intellectual Property Rights and fees, royalties or amounts payable under applicable guild agreements or under license agreements licensing such
Intellectual Property Rights to Universal and its Affiliates (including reimbursement of amounts paid to third persons by Universal or its Affiliates in respect of such fees, royalties and other amounts as provided in the Borrower
Partnership Agreement).

     Section 4.09. Governmental Regulation. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal
Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or
to any Federal or state statute or regulation limiting its ability to incur
Indebtedness for money borrowed.

     Section 4.10. Securities Activities. The Borrower is not engaged principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used for any purpose which would be in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System as any of the same may at any time be amended or modified and in effect.

     Section 4.11. Employee Benefit Plans.

     (a) The Borrower and each of its ERISA Affiliates is in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Pension Plans and
Multiemployer Plans.

     (b) No Termination Event has occurred or to the actual knowledge of the
Borrower is reasonably expected to occur with respect to any Pension Plan.

     (c) The actuarial present value of all benefit commitments under all
Pension Plans (with assets less than vested liabilities) do not exceed the assets thereunder by more than $2,500,000.

     (d) Neither the Borrower nor any of its ERISA Affiliates has incurred or reasonably expects to incur any withdrawal liability under ERISA to any
Multiemployer Plan in excess of $2,500,000.

     Section 4.12. Project Documents. The Project Documents are in full force and effect and no default exists (or, in the case of parties other than the
Borrower and its Affiliates, is known by the Borrower to exist) in the performance of any party thereto of any of its obligations thereunder that has or could reasonably be expected to have a Material Adverse Effect.

                                       37

     Section 4.13. Disclosure. No representation or warranty of the Borrower contained in this Agreement or any other document, certificate or written statement furnished to either Agent or any Bank by or on behalf of the Borrower for use in connection with the transactions contemplated by this Agreement (and, in the case of any such document, certificate or written statement, as supplemented or corrected in writing prior to the time that this representation or warranty is made or deemed made) contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading.

     Section 4.14. Hazardous Materials. The Borrower is in compliance in all material respects with all federal, state and local laws, ordinances and regulations relating to industrial hygiene or to the environmental conditions on, under or about its real property (except for real property no longer owned by the Borrower due to a conveyance, sale or other disposition pursuant to
Section 5.20), including, but not limited to, soil and ground water conditions, asbestos and asbestos containing materials. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of environmental laws on the business, operations and properties of the Borrower, in the course of which it identifies and evaluates associated liabilities and costs
(including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous
Materials, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the
Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with environmental laws, are unlikely to have a Material Adverse Effect.

                                   ARTICLE 5
                                    COVENANTS

     The Borrower agrees that, so long as any Bank has any Commitment hereunder or any Obligation remains unpaid:

     Section 5.01. Financial Statements and Other Reports. The Borrower will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in

                                       38

conformity with GAAP. The Borrower will deliver or cause to be delivered to the
Administrative Agent for delivery to the Banks:

     (a) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, commencing with the first such fiscal quarter ending after the Effective Date, a balance sheet of the Borrower as at the end of such quarter and the related statements of income, partners' equity and cash flows for such fiscal quarter, all in accordance with GAAP, setting forth in each case in comparative form the figures for the corresponding quarters of the previous fiscal year, if available, all in reasonable detail and certified by the Chief Financial Officer of the Borrower that such financial statements fairly present the financial condition of the Borrower as at the dates indicated and the results of its operations and its cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustment;

     (b) within 120 days after the end of each fiscal year of the Borrower, a balance sheet of the Borrower as at the end of such year and the related statements of income, partners' equity and cash flows of the Borrower for such fiscal year, setting forth in each case in comparative form the figures for the previous year, if available, and all in reasonable detail and accompanied by a report thereon of independent certified public accountants of recognized national standing, which report shall be in form and substance reasonably satisfactory to the Required Banks and shall be unqualified and unlimited in scope and shall state that such financial statements present fairly the financial position of the Borrower as at the dates indicated and the results of its operations and its cash flows for the periods indicated in conformity with
GAAP applied on a basis consistent with prior years (except as otherwise stated
therein) and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards; provided that such reports of independent certified public accountants may include a Permitted Qualification; provided further that such reports of independent public accountants as to FQE 12/02 will be substantially the same as those delivered in connection with Qualifying Debt Incurrence (it being understood with respect to the fiscal year ending as of FQE 12/02, comparative figures for the prior year will not be included in the report of the current certified public accountants);

     (c) within 30 days after the end of each month, a balance sheet of the
Borrower as at the end of such month and the related statements of income and cash flows for such month, all in accordance with GAAP, setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year, if available, all in reasonable detail and certified by the Chief
Financial Officer of the Borrower that such financial statements fairly present the financial condition of the Borrower as at the dates indicated and the results of its operations and its cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustment;

                                       39

     (d) together with each delivery of the financial statements pursuant to subdivisions (a) and (b) above, (i) an Officer's Certificate stating that the signer has reviewed the terms of this Agreement and the Notes and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of the Officer's
Certificate, of any condition or event which constitutes a Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto; (ii) a compliance certificate in the form of
Schedule E hereto demonstrating in reasonable detail compliance during and at the end of such accounting periods with the applicable restrictions contained in
Sections 5.16, 5.18, 5.19, 5.20 and 5.23; and (iii) together with each delivery of financial statements pursuant to subdivision (a) above for each fiscal year ending on or after FQE12/03, a calculation of Excess Cash Flow for such fiscal year;

     (e) together with each delivery of the financial statements pursuant to subdivision (b) above, a written statement by the independent public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Agreement and the Notes as they relate to accounting matters and (ii) stating whether, in connection with their audit examination, any condition or event which constitutes an Event of Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default that would not be disclosed in the course of their audit examination;

     (f) promptly upon any Authorized Officer of the Borrower obtaining actual knowledge (i) of any condition or event which constitutes a Default or becoming aware that any Bank or Agent has given any notice with respect to a claimed
Default, (ii) that any Person has given any notice to the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 6.01(b), or (iii) of a material adverse change in the business, operations, properties, assets or condition (financial or otherwise)
of the Borrower or either Theme Park, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto;

     (g) promptly upon any Authorized Officer of the Borrower obtaining actual knowledge of (i) the institution of, or threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any

                                       40

property of the Borrower not previously disclosed by the Borrower to the Banks, or (ii) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case could reasonably be expected to have a Material Adverse Effect, the Borrower shall promptly give notice thereof to the Administrative Agent and the Banks;

     (h) promptly upon any Authorized Officer of the Borrower obtaining actual knowledge of the occurrence of any (i) Termination Event, or (ii) "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue
Code, in connection with any Pension Plan or any trust created thereunder, a notice specifying the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service or the Pension Benefit
Guaranty Corporation with respect thereto;

     (i) with reasonable promptness, copies of (i) all notices received by the
Borrower or any of the Borrower's ERISA Affiliates of the Pension Benefit
Guaranty Corporation's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; and (ii) all notices received by the
Borrower or any of the Borrower's ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition of withdrawal liability pursuant to Section
4202 of ERISA; and

     (j) with reasonable promptness, such other information and data with respect to the Borrower or either Theme Park as from time to time may be reasonably requested by the Administrative Agent upon the instruction of any
Bank.

The requirement of the Borrower to deliver or cause to be delivered to the
Administrative Agent certain financial statements and other reports pursuant to this Section shall be deemed to be satisfied if, as and when the same financial statements or other reports are delivered to the Administration Agreement pursuant to Section 5.01 of the Original Credit Agreement.

The Borrower will not change its fiscal year from a period of four fiscal quarters (based on a 52/53 week year) ending on the last Saturday of each
December or the first Saturday of January; provided that the Borrower may change its fiscal year with the prior written approval of the Administrative Agent if the Administrative Agent is satisfied that such change will have no substantive effect on the requirements of Section 5.19 or any other provision of this
Agreement.

     Section 5.02. Existence, Etc.

     The Borrower will at all times preserve and keep in full force and effect its existence and all rights, franchises and licenses necessary or desirable for the

                                       41

operation of either Theme Park (other than those referred to in Section 5.08)
unless failure to preserve and keep in full force and effect any such rights, franchises and licenses could not reasonably be expected to have a Material
Adverse Effect. The Borrower will remain duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties requires such qualification, except where the failure to maintain such qualification could not reasonably be expected to have a Material Adverse
Effect, and shall not engage in any business other than the operation of the
Theme Parks and activities related thereto.

     Section 5.03. Payment of Taxes and Claims. The Borrower will pay all taxes, assessments and other governmental charges imposed upon it or any of its operations or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and all claims
(including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its assets, prior to the time when any penalty or fine shall be incurred with respect thereto, other than such taxes, assessments, other governmental charges and claims as to which the failure to pay, in the aggregate, could not reasonably be expected to have a Material Adverse Effect;
provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and as to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     Section 5.04. Maintenance of Properties; Insurance.

     (a) The Borrower will maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in connection with the operation of either Theme Park and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. The
Borrower will maintain or cause to be maintained, insurance of the types, in the amounts and with the insurers (or other financially sound insurers) set forth on
Schedule F hereto. In the event any insurance set forth on Schedule F hereto becomes unavailable on commercially reasonable terms, the Banks agree to discuss reasonable alternative arrangements with the Borrower; provided, however, that the insurance set forth on Schedule F hereto shall be maintained if the Required
Banks reasonably determine that such insurance should be maintained. The Banks and the Agents make no representation of the solvency of any insurer or the sufficiency of any amount of insurance obtained by the Borrower.

     (b) If (i) the aggregate insurance proceeds received in connection with one or more related events by the Borrower under any insurance policy maintained by the Borrower covering losses with respect to tangible real or

                                       42

personal property or improvements exceeds $20,000,000 (exclusive of amounts paid under business interruption or similar coverage) and (ii) the Borrower fails to commence within 18 months of the occurrence of such losses, and thereafter to diligently pursue, repair or reconstruction of the damaged or destroyed properties or improvements (or to commence and diligently pursue the construction of new properties or improvements with substantially the same quality, appeal and capacity as that which was damaged or destroyed), then the
Borrower shall promptly prepay the Loans pursuant to Section 2.09 in an amount equal to such insurance proceeds.

     Section 5.05. Inspection.

     (a) The Borrower will permit any authorized representatives designated by the Required Banks (or, if an Event of Default shall have occurred and be continuing, any Bank), including, without limitation, an independent architect, an environmental consultant or other professional, at the expense of the Bank or
Banks making such request, to visit and inspect the Theme Parks and other matters relating to the business activities, properties and records of the
Borrower, including financial and accounting records, and to make copies and take extracts therefrom, and to discuss the affairs, finances and accounts of the Borrower with the officers and independent public accountants of the
Borrower, and to perform environmental audits, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested; provided, however, that such authorized representatives shall have executed an agreement agreeing to be bound by the provisions of
Section 9.11 hereof.

     (b) The Agents and the Banks are under no duty to supervise or inspect construction or examine any books and records. Any inspection or examination by an Agent or a Bank is for the sole purpose of protecting the Banks' security and preserving the Banks' rights under this Agreement. No default on the part of the
Borrower will be waived by any inspection by any Agent or Bank. In no event will any inspection by any Agent or Bank be a representation that there has been or will be compliance with the plans or specifications or that the construction is free from defective materials or workmanship.

     Section 5.06. Compliance with Laws, etc.

     The Borrower will obtain, comply with, and keep in effect all permits and approvals, including without limitation, zoning approvals, required from any
Governmental Authority for lawful operation of either Theme Park, including, without limitation, all approvals of any changes in plans, specifications, work materials or contracts that are required by law, or under the terms of any recorded instrument affecting either Theme Park, or under any lease, loan commitment or other agreement relating to either Theme Park, the failure to obtain, comply with or keep in effect which would have a Material Adverse
Effect. The Borrower will

                                       43

comply with the requirements of all existing and future applicable laws, rules, ordinances, regulations and orders of any Governmental Authority, including, without limitation, all subdivision laws and zoning requirements and with all recorded covenants, conditions and restrictions affecting the Real Property, noncompliance with which could reasonably be expected to have a Material Adverse
Effect.

     Section 5.07. [Reserved].

     Section 5.08. Licenses, Material Contracts, Etc.

     (a) The Borrower will obtain and maintain the right to use all Intellectual
Property Rights necessary for either Theme Park and the conduct of the
Borrower's business, and will maintain in full force and effect, comply with, and enforce its rights under, the Project Documents to which it is a party, except where the failure to so comply or enforce could not reasonably be expected to have a Material Adverse Effect.

     (b) For so long as either Theme Park is managed by Universal or an
Affiliate of Universal, the Borrower shall use all reasonable efforts to ensure that it is offered the opportunity to obtain the right to use in connection with such Theme Park all proprietary and creative elements used at or otherwise made available at the Universal Studios Tour operated by Universal or an Affiliate of
Universal in Los Angeles, California without payment of any fee (except for such fees required by applicable guild agreements or other agreements with third parties).

     Section 5.09. Protection Against Lien Claims. The Borrower will promptly pay and discharge all claims and liens for labor done and materials and services furnished in connection with the operation of either Theme Park; provided that the Borrower may contest in good faith any claim or lien so long as it does so diligently and without prejudice to the Banks.

     Section 5.10. Indemnity. The Borrower agrees to indemnify and hold the
Banks and the Agents harmless from and against all liabilities, claims, damages, costs and expenses (including but not limited to reasonable legal fees and disbursements) arising out of or resulting from any defective workmanship or materials occurring in the construction of either Theme Park; except such liabilities, claims, damages, costs and expenses (including but not limited to reasonable legal fees and disbursements) as result from work done or materials obtained by the Agents or the Banks, or by the Borrower at the written direction of the Agents or the Required Banks. In those situations described in the preceding sentence where the Borrower has agreed to indemnify and hold harmless,
(i) upon demand by the Required Banks, the Borrower shall defend any action or proceeding alleging any defective workmanship or materials brought

                                       44

against any Agent or Bank, or (ii) the Agents or the Banks, or any of them, may defend and employ counsel in enforcing its rights hereunder; provided that in connection with any particular matter the Borrower shall not be obligated to pay the fees and expenses of more than one law firm (in addition to local counsel), such law firm to be designated by the Administrative Agent, for all parties entitled to indemnification under this Section 5.10. The provisions of this subsection will survive the termination of this Agreement and the payment of the
Obligations.

     Section 5.11. Hazardous Materials. The Borrower covenants that it shall keep and maintain real property owned (except for real property no longer owned by the Borrower due to a conveyance, sale or other disposition pursuant to
Section 5.20) or used by the Borrower and operate the Theme Parks in compliance in all material respects with all federal, state or local laws, ordinances or regulations relating to (a) industrial hygiene or the environmental conditions on, under or about such real property, including, but not limited to, soil and ground water conditions, asbestos and asbestos containing materials and (b) the use, generation, manufacture, storage or disposal on, under or about such real property, or the transport to or from such real property, of any Hazardous
Materials.

     Section 5.12. Management of Borrower. The Borrower will cause Universal or a Subsidiary or Affiliate of Universal at all times to manage the Theme Parks, provided that the Borrower may upon the prior written consent of the Required
Banks, which consent shall not be unreasonably withheld, replace such legal entity with a new manager.

     Section 5.13. Condition of Real Property. The Borrower will at all times cause the real property upon which the entirety of each Theme Park is located to have adequate easements and rights of way over any contiguous real property for the full enjoyment of the intended use thereof.

     Section 5.14. Indebtedness. The Borrower will not, directly or indirectly, create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

     (a) Indebtedness of the Borrower under the Loan Documents;

     (b) Indebtedness that is subordinated to the Obligations of the Borrower pursuant to the Subordination Agreement; provided that any such Indebtedness shall be owed exclusively to the partners in the Borrower;

     (c) Indebtedness not otherwise permitted by this Section, provided that the sum (without duplication) outstanding at any time of (i) the aggregate principal amount of such Indebtedness, (ii) the aggregate amount of Contingent Obligations permitted by Section 5.17(c), (iii) the aggregate amount secured by

                                       45

Liens permitted by Section 5.15(i) and (iv) the aggregate unrecovered amount of
Investments under Section 5.16, shall not exceed $84,000,000;

     (d) Indebtedness secured by Liens permitted by Section 5.15(i);

     (e) Tax Indebtedness not otherwise permitted, provided that such indebtedness has a weighted average life to maturity greater than the then remaining weighted average life to maturity of the Loans;

     (f) Indebtedness under the Original Credit Agreement; and

     (g) Indebtedness arising from a Qualifying Debt Incurrence.

     Section 5.15. Liens. The Borrower will not, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable), whether now owned or hereafter acquired, or any income or profits therefrom, except:

     (a) Liens for taxes, assessments or governmental charges or claims which are not at the time required to be paid pursuant to Section 5.03;

     (b) statutory and common law Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

     (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), bank offset agreements and credit card service agreements;

     (d) minor defects and irregularities in title to any real property which in the aggregate do not impair the fair market value or use of the real property for the purposes for which it is or may reasonably be expected to be held;

     (e) easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, public utilities and other like purposes affecting real property, facilities, or equipment which in the aggregate do not materially burden or impair the fair

                                       46

market value or use of such property for the purposes for which it is or may reasonably be expected to be held or in connection with either Theme Park;

     (f) Liens securing obligations created by or resulting from any litigation or legal proceeding involving the Borrower in the ordinary course of business which is currently being contested in good faith by appropriate proceedings;
provided that adequate reserves have been set aside and no property is subject to a material risk of loss or forfeiture; and provided further that on and after the Effective Date no Lien securing an amount in excess of $25,000,000 shall be permitted under this subsection (f) for more than 10 days after the imposition thereof;

     (g) Liens created by the Collateral Documents;

     (h) Liens securing the obligations of the Borrower in respect of the
Consulting Fee; and

     (i) Liens not otherwise permitted by this Section, provided that the sum
(without duplication) outstanding at any time of (i) the aggregate amount secured by such Liens, (ii) the aggregate amount of Contingent Obligations permitted by Section 5.17(c), (iii) the aggregate principal amount of
Indebtedness permitted by Section 5.14(c) and (iv) the aggregate unrecovered amount of Investments under Section 5.16, shall not exceed $84,000,000.

     Section 5.16. Investments. The Borrower will not directly or indirectly make or own any Investment in any Person except: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the
United States, in each case maturing within two years from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors
Service, Inc., (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors
Service, Inc., (d) certificates of deposit or bankers' acceptances maturing within six months from the date of acquisition thereof issued by commercial banks organized under the laws of the United States of America or any state thereof or the District of Columbia, each having combined capital and surplus of not less than $1,000,000,000, (e) Scheduled Affiliate Transactions and (f)
Investments not otherwise permitted by this Section, provided that the sum
(without duplication) outstanding at any time of (i) the aggregate unrecovered amount of such Investments, (ii) the aggregate amount secured by Liens permitted by Section

                                       47

5.15(i), (iii) the aggregate principal amount of Indebtedness permitted by
Section 5.14(c) and (iv) the aggregate amount of Contingent Obligations permitted by Section 5.17(c), shall not exceed $84,000,000.

Without limiting the generality of the foregoing, (i) the Borrower will not have any Subsidiaries (other than Universal City Travel Partners, a Florida general partnership, and the Finance Subsidiary) without the prior written consent of the Required Banks, which consent may be conditioned upon such changes in the
Loan Documents as the Required Banks may deem appropriate to reflect the existence of such Subsidiaries and (ii) except for Scheduled Affiliate
Transactions, the Borrower will not make any Investment in any Affiliate except pursuant to clause (e) above.

     Section 5.17. Contingent Obligations. The Borrower will not, directly or indirectly, create or become or be liable with respect to any Contingent
Obligation, except:

     (a) Contingent Obligations constituting Indebtedness permitted by Section
5.14 and Contingent Obligations in respect of Derivatives Obligations incurred for bona fide hedging purposes;

     (b) Contingent Obligations required pursuant to Florida law and Contingent
Obligations not relating to the Indebtedness of any other Person arising in the ordinary course of the construction or development of the Project or the operation of either Theme Park;

     (c) Contingent Obligations not otherwise permitted by this Section, provided that the sum (without duplication) outstanding at any time of (i) the aggregate amount of such Contingent Obligations, (ii) the aggregate amount secured by Liens permitted by Section 5.15(i), (iii) the aggregate principal amount of Indebtedness permitted by Section 5.14(c) and (iv) the aggregate unrecovered amount of Investments under Section 5.16, shall not exceed
$84,000,000; and

     (d) Contingent Obligations resulting from or created pursuant to any
Scheduled Affiliate Transactions.

     Section 5.18. Restricted Payments; Universal Fees.

     (a) The Borrower will not, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment, except that, so long as both before and after giving effect to any such Restricted Payment, no Event of
Default (and to the actual knowledge of all Authorized Officers, no Default)
shall have occurred and be continuing, the Borrower may (i) promptly after the close of each fiscal year, make a distribution to all of its partners (x) in an aggregate amount equal to its Hypothetical Income Tax in respect of such fiscal year and (y)

                                       48

if the Funded Debt Ratio at the end of such fiscal year (calculated after giving effect to any cash payment of Universal Fees in respect of such fiscal year) is
3.50 to 1.00 or less, an additional amount up to 50% of Excess Cash Flow for such fiscal year and (ii) make additional Restricted Payments in an aggregate amount up to $45,000,000.

     (b) The Borrower will not, directly or indirectly, pay or set apart any sum for Universal Fees, other than Universal Fees in respect of the Studio Theme
Park accrued before July 1, 2000, it being understood that Universal Fees will continue to accrue in accordance with the applicable provisions of the Project
Documents provided that if at the time of payment no Event of Default (and to the actual knowledge of all Authorized Officers, no Default) shall have occurred and be continuing, the Borrower may make payment in cash of Universal Fees
(including for the purposes of this Section 5.18(b), all interest accrued in connection therewith) in respect of the Studio Theme Park as follows: (i) if at the end of any fiscal quarter, the Funded Debt Ratio (calculated after giving effect to such payment of Universal Fees) is 5.00 to 1.00 or less but more than
4.00 to 1.00, the Borrower may pay in cash such Universal Fees accrued during such fiscal quarter (but not any prior period) and (ii) if at the end of any fiscal quarter the Funded Debt Ratio (calculated after giving effect to such payment of Universal Fees) is 4.00 to 1.00 or less, the Borrower may pay in cash
Universal Fees currently or previously accrued.

     (c) The Borrower will not change or suffer to be changed the formula for calculation of Universal Fees from that in effect on December 31, 2002 without the prior written consent of the Required Banks.

     Section 5.19. Financial Covenants.

     (a) Funded Debt Ratio. At any FQE occurring during any period set forth below, the Funded Debt Ratio will not exceed the applicable ratio set forth below, subject to subsection (d) below:

               FQE 12/02                               7.50 to 1.00
               FQE 3/03 through FQE 12/03              7.00 to 1.00
               FQE 3/04 through FQE 9/04               6.50 to 1.00
               FQE 12/04 through FQE 3/05              6.00 to 1.00
               FQE 6/05                                5.75 to 1.00
               FQE 9/05                                5.25 to 1.00
               FQE 12/05                               5.00 to 1.00
               FQE 3/06                                4.75 to 1.00
               FQE 6/06                                4.50 to 1.00
               FQE 9/06                                4.00 to 1.00
               FQE 12/06                               3.50 to 1.00
               FQE 3/07 and thereafter                 3.00 to 1.00

                                       49

     (b) Interest Coverage Ratio. At any FQE occurring during any period set forth below, the Interest Coverage Ratio will not be less than the applicable ratio set forth below, subject to subsection (d) below:

               FQE 12/02                               1.75 to 1.00
               FQE 3/03 through FQE 12/03              1.50 to 1.00
               FQE 3/04 through FQE 12/04              1.55 to 1.00
               FQE 3/05 through FQE 12/05              1.60 to 1.00
               FQE 3/06 through FQE 6/06               1.65 to 1.00
               FQE 9/06 through FQE 12/06              1.75 to 1.00
               FQE 3/07 and thereafter                 2.00 to 1.00

     (c) [Reserved].

     (d) Significant Event. In the event that, for any fiscal quarter ending not later than FQE 12/06 (the "AFFECTED QUARTER"), there is (i) a 12% decrease in attendance at the Theme Parks from the attendance in the corresponding fiscal quarter of the prior fiscal year (the "PRIOR-YEAR QUARTER") and (ii) a major terrorist activity or an armed conflict involving US military has occurred or is occurring during such fiscal quarter or the immediately preceding fiscal quarter, the Borrower will have the option, exercisable by written notice to the
Banks through the Administrative Agent not later than seven days following the end of the affected quarter (the "NOTICE DATE"), to substitute in lieu of the applicable EBITDA for the affected quarter (and, if the Borrower so elects and subject to satisfying the liquidity test described below, the immediately following fiscal quarter) the applicable EBITDA for the prior-year quarter (and the immediately following quarter in the prior year) for purposes of calculation of the Funded Debt Ratio and the Interest Coverage Ratio as at any date for which such calculation would otherwise include the affected quarter (or the immediately following quarter). In the event the Borrower exercises this right, it shall make appropriate representatives available to meet or conduct a conference call with the Banks in New York City or Orlando (or another location mutually determined by the Borrower and the Administrative Agent) not later than seven days following the notice date to discuss with Banks the factors giving rise to such decrease in attendance and their continuing effects, if any. The right of the Borrower under this subsection (d) is subject to the further limitations that (i) such right may be exercised on only one occasion and (ii)
in order to exercise this right with respect to the fiscal quarter immediately following the affected quarter, the Borrower shall have delivered to the Banks through the Administrative Agent a certificate of an Authorized Officer to the effect that, at the end of the affected quarter it has liquidity in the form of unrestricted cash balances (including balances in deposit accounts subject to a
Deposit Account Control Agreement (as defined in the Security Agreement)), undrawn "Working Capital Commitments" under the Original Credit Agreement and
Unused Commitments in an aggregate amount of

                                       50

not less than $40,000,000 through working capital management practices consistent with its past practices and (iii) such substitution shall not be effective for purposes of determining whether Restricted Payments or Universal
Fees may be paid in accordance with Section 5.18.

     Section 5.20. Restriction on Fundamental Changes; Purchases and Sale of
Assets.

     (a) The Borrower will not enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any of its assets, whether now owned or hereafter acquired, except that so long as no Event of
Default (and, to the actual knowledge of all Authorized Officers, no Default)
has occurred and is then continuing:

         (i) The Borrower may sell, lease or otherwise dispose of (w) inventory, cash, cash equivalents and other cash management investments and obsolete, worn-out or surplus equipment, in each case in the ordinary course of business, (x) assets to be sold, leased or otherwise disposed of in connection with a Scheduled Affiliate Transaction, (y) land to be sold, leased or otherwise disposed of in connection with the development and construction of hotels and (z) assets not excluded by clause (w), (x) or
     (y) so long as on the date of disposition of any asset, the aggregate fair market value of all such assets so disposed of during the term of this
     Agreement shall not exceed 10% of the book value (without taking into account depreciation) of all of the assets of the Borrower on the last day of the fiscal quarter of the Borrower most recently ended prior to the date of any such conveyance, sale, lease, transfer or other disposition;

         (ii) Without limiting the generality of the foregoing, the Borrower may license Intellectual Property Rights so long as such license permits the continued use of such Intellectual Property Rights by the Borrower in connection with the Theme Parks (to the extent necessary or desirable in connection therewith) and could not materially and adversely affect or impair the value to the Borrower of such Intellectual Property Rights.

     (b) The Borrower will not, directly or indirectly, purchase or acquire any real property, except that so long as no Event of Default (and, to the actual knowledge of all Authorized Officers, no Default) has occurred and is then continuing, the Borrower may, in any fiscal year, (i) purchase real property in an aggregate amount which does not exceed 15% of the book value (as determined in accordance with GAAP) of real property owned by the Borrower at the end of the prior fiscal year, and (ii) purchase any amount of real property as long as such

                                       51

purchase is made with the proceeds of cash equity contributions to the Borrower or loans to the Borrower the payment of which are subordinated to the payment of the Obligations pursuant to the terms of the Subordination Agreement.

     Section 5.21. ERISA. The Borrower will not, and will not permit any of its
ERISA Affiliates to (a) engage in any transaction in connection with which the
Borrower or any of its ERISA Affiliates would be reasonably likely to be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in either case in an amount in excess of $2,500,000; (b) fail to make full payment when due of all amounts which, under the provisions of any Pension Plan, the Borrower or any of its
ERISA Affiliates is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any
Pension Plan in an aggregate amount greater than $2,500,000; (c) permit the actuarial present value of all benefit commitments under all Pension Plans to exceed the current value of the assets of such Pension Plans (excluding Pension
Plans with assets greater than vested benefits) allocable to such vested benefits by more than $2,500,000; or (d) fail to make any payments in an aggregate amount greater than $1,000,000 to any Multiemployer Plan that the
Borrower or any of its ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto. As used in this Section, the term "ACCUMULATED FUNDING DEFICIENCY" has the meaning specified in Section 302 of ERISA and Section 412 of the Internal Revenue Code,
the term "ACCRUED BENEFIT" has the meaning specified in Section 3 of ERISA and the terms "ACTUARIAL PRESENT VALUE" and "BENEFIT COMMITMENTS" have the meaning specified in Section 4062(b)(1)(A) of ERISA.

     Section 5.22. Transactions with Affiliates. Except for (i) Partner Loans,
(ii) the transactions contemplated by Section 5.27, (iii) the performance of the
Project Documents and (iv) the Scheduled Affiliate Transactions, the Borrower
will not directly or indirectly enter into or permit to exist any transaction
(including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service), with any Affiliate of the Borrower, except on arms-length terms which take into consideration the expertise and creative talents of such Affiliate.

     Section 5.23. Capital Expenditures. The Capital Expenditures of the
Borrower for any period of eight consecutive fiscal quarters shall not be more than $200,000,000.

     Section 5.24. Use of Proceeds. The proceeds of the Loans will be used by the Borrower for general corporate purposes and working capital purposes
(including repayment of Indebtedness and payment of Restricted Payments otherwise permitted hereunder).

                                       52

     Section 5.25. Amendment of Related Agreements. The Borrower will not amend, modify, waive the provisions of or terminate, or consent to any amendment, modification, waiver or termination of, any Project Document to which it is a party, except where such amendment, modification or waiver could not reasonably be expected to have a Material Adverse Effect.

     Section 5.26. Limitation on Granting Negative Pledges. The Borrower will not enter into, or suffer to exist, any agreement with any Person, other than this Agreement, which prohibits or limits the ability of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired (other than (i) with respect to assets subject to consensual liens permitted under Section 5.15, (ii)
customary restrictions contained in asset sale agreements limiting the transfer of assets pending the closing of the sale, (iii) customary non-assignment provisions in leases, licenses and other contracts entered into in the ordinary course of business, (iv) the Ground Lease dated June 12, 1998 among Universal
City Development Partners, Universal City Florida Partners, and UCF Hotel
Venture, as amended by First Amendment to Ground Lease dated as of June 12, 1998 and (v) documents with respect to the Qualifying Debt Incurrence).

     Section 5.27. Hedging Facilities. The Borrower shall maintain in full force and effect the interest rate swaps, caps and/or other Derivatives Obligations entered into pursuant to Section 5.27 of the Original Credit Agreement.

                                    ARTICLE 6
                                    DEFAULTS

     Section 6.01. Events of Default. If one or more of the following events
("EVENTS OF DEFAULT") shall have occurred and be continuing:

     (a) Failure to Make Payments When Due.

     Any principal of any Loan shall not be paid when due, whether at stated
maturity, by acceleration, by notice of prepayment or otherwise, or any interest or fees payable by the Borrower under the Loan Documents shall not be paid within five days of the due date thereof; or

     (b) Default Under Other Agreements.

         (i) The Borrower shall fail to make any payment in respect of any
     Material Financial Obligations (other than the Loans) when due or within any applicable grace period; or

                                       53

         (ii) any event or condition shall occur that results in the acceleration of the maturity of any Material Debt or the termination prior to scheduled termination of any Material Commitment or enables the holder or holders of such Material Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or enables the maker or makers of any Material Commitment or any Person acting on behalf of such maker or makers to terminate such Material Commitment; or

     (c) Breach of Certain Covenants.

         (i) Failure of the Borrower to observe or perform (x) any of the covenants or agreements contained in Section 5.01(e), 5.14, 5.15, 5.16,
     5.17, 5.18, 5.20, 5.22, 5.23, 5.24, 5.25 or 5.26 of this Agreement or (y)
     any of the agreements contained in Section 2.08 and such failure shall continue unremedied for a period of three Euro-Dollar Business Days after the earlier of (1) actual knowledge of the Borrower or (2) written notice thereof by the Administrative Agent to the Borrower; or

         (ii) Failure of the Borrower to observe or perform any of the covenants or agreements contained in Section 5.19 as of the end of any fiscal quarter which shall be continuing at the earliest of (x) the date of delivery of financial statements for the period ending at the end of such fiscal quarter pursuant to Section 5.01 and (y) the 60th day after the end of such fiscal quarter, subject to Section 6.04; or

     (d) Breach of Warranty.

     Any of the representations or warranties made in any of the Loan Documents by the Borrower or in any statement or certificate at any time given by the
Borrower in writing pursuant to any Loan Document or in connection therewith shall be false or misleading in any material respect on the date as of which made; or

     (e) Other Defaults Under Agreement.

     The Borrower shall default in the performance of or compliance with any term or obligation contained in this Agreement other than those referred to elsewhere in this Section 6.01 and such default shall not have been remedied or waived within 30 days after the Borrower receives notice of the occurrence of such default from the Administrative Agent; provided that no Event of Default shall exist under this subsection (e) with respect to any default under or non-compliance with Section 5.02, 5.04(a) (first sentence), 5.06, 5.08, 5.11 or
5.13 so long as the default or non-compliance that would otherwise give rise to an Event of Default did not arise from the willful misconduct or gross negligence of the

                                       54

Borrower and is susceptible of being cured and the Borrower is diligently taking steps to cure such default or non-compliance; or

     (f) Involuntary Bankruptcy; Appointment of Receiver, etc.

         (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or all or a substantial part of its property shall have been entered; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the
     Borrower, and the continuance of any the events described in this clause
     (ii) for 60 days unless dismissed, bonded or discharged; or

     (g) Voluntary Bankruptcy; Appointment of Receiver, etc.

         (i) The Borrower shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Borrower of any assignment for the benefit of creditors; or the inability or failure of the
     Borrower or the admission by the Borrower in writing of its inability to pay its debts as such debts become due; or

     (h) Judgments and Attachments.

     Any money judgment, writ or warrant of postjudgment attachment, or similar process involving in any case an amount in excess of $2,500,000 shall be entered or filed against the Borrower and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than five days prior to the date of any proposed sale thereunder; or

     (i) Dissolution.

     Any order, judgment or decree shall be entered decreeing the dissolution or split up of the Borrower and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

                                       55

     (j) Unfunded ERISA Liabilities.

         (i) Any Pension Plan maintained by the Borrower or any of its ERISA
     Affiliates shall be terminated within the meaning of Title IV of ERISA unless such Plan's assets would exceed its liabilities upon a termination;
     or (ii) trustee shall be appointed by an appropriate United States district court to administer any Pension Plan; or (iii) the Pension Benefit Guaranty
     Corporation (or any successor thereto) shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any
     Pension Plan; or (iv) the Borrower or any of its ERISA Affiliates shall withdraw (under Section 4063 of ERISA) from a Pension Plan, if as of the date thereof or any subsequent date, the sum of each of the Borrower's and its ERISA Affiliate's various liabilities (such liabilities to include, without limitation, any liability in excess of any assets allocated to such liabilities to the Pension Benefit Guaranty Corporation (or any successor thereto) or to any other party under Sections 4062, 4063 or 4064 of ERISA)
     or resulting from or otherwise associated with such events listed in clauses (i)-(iv) above exceeds $5,000,000; or

     (k) Withdrawal Liability Under Multiemployer Plan.

     The Borrower or any of its ERISA Affiliates as employer under a
Multiemployer Plan shall have made a complete or partial withdrawal from such
Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $5,000,000 and such liability shall not have been paid prior to its due date; or

     (l) Loss of Rights Under Contractual Obligations.

     Any Governmental Authority shall, after a full hearing provided by law, and after all appeals have been taken and final determination made, revoke or fail to renew any license material to the operation of either Theme Park and such revocation or failure to renew could reasonably be expected to have a Material
Adverse Effect; or the Borrower shall for any reason lose any rights under any
Contractual Obligation, which loss, after giving effect to any replacement thereof, could reasonably be expected to have a Material Adverse Effect; or the
Borrower shall suffer the imposition of any restraining order, escrow or impound of funds in connection with any proceeding (judicial or administrative) with respect to such Contractual Obligation, which imposition shall materially adversely affect the operation of either Theme Park; or

     (m) Condemnation and Major Casualty.

                                       56

     Any property of the Borrower shall be the subject of a condemnation judgment or decree which shall not have been vacated or stayed pending appeal within 30 days from the entry thereof and such condemnation judgment or decree could reasonably be expected to have a Material Adverse Effect; or either (i)
uninsured casualty losses to property in excess of $50,000,000 in the aggregate in any fiscal year shall occur at either Theme Park and additional capital in the form of equity or Subordinated Loans (or other financial support satisfactory to the Required Banks) shall not have been provided to the Borrower to make up for such losses to the extent in excess of funds then available to the Borrower from other sources, or (ii) a loss of all or substantially all of either Theme Park or the use thereof due to destruction, damage beyond economical repair, or rendition of either Theme Park permanently unfit for normal use for any reason whatsoever; or

     (n) Related Agreements.

     Any material breach or default shall occur or there is a failure to observe or perform any material covenant or agreement under any of the Project Documents
(other than the Loan Documents) and such breach, default or failure to observe or perform could reasonably be expected to have a Material Adverse Effect;

     (o) Universal and Blackstone Parent Participation.

     Unless the Required Banks shall have otherwise consented as provided in
Section 6.02,

         (i) at any time during the period from the Effective Date to, but not including, the date on which the Administrative Agent receives an Officer's
     Certificate from the Borrower showing that the Funded Debt Ratio is 2.00 to
     1.00 or less (the "RATIO SATISFACTION DATE"), (A) Universal and Blackstone
     Parent do not collectively own, directly or indirectly, at least 51% of all partnership interests in the Borrower; or (B) Blackstone Parent and
     Universal do not each own, directly or indirectly, partnership interests in the Borrower equal to at least 33 1/3% of all partnership interests in the
     Borrower owned by Blackstone Parent and Universal, directly or indirectly, on a collective basis; or

         (ii) at any time on or after the Ratio Satisfaction Date, Universal and
     Blackstone Parent cease to collectively own, directly or indirectly, at least 25% of all partnership interests in the Borrower; or

     (p) Liens.

     Any Lien (whether voluntary or involuntary), other than the Liens created by the Collateral Documents, on or with respect to any partnership interest in the

                                       57

Borrower or any other rights or interests in profits, dividends or other distributions on or of the equity of any of the foregoing shall be created, incurred or assumed and, in the case of any such involuntary Lien, shall remain in effect for a period of 30 days or more; or any partnership interest of any partner in the Borrower or any Subordinated Loan to the Borrower made by any partner in the Borrower shall not, at any time which is seven days after the date that such partner obtains ownership of such partnership interest or makes such Subordinated Loan, be subject to a valid and perfected first-priority security interest under the Pledge Agreement (unless the Liens created by the
Pledge Agreement shall have been released in accordance with the terms thereof), or the Borrower, any partner of the Borrower or any Person with an ownership interest therein shall so assert in writing or any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by the
Borrower not to be, a valid and perfected Lien on any material portion of the
Collateral, with the priority required by the applicable Collateral Document, except (i) as a result of a sale or other disposition of the applicable
Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Collateral Agent's failure to maintain possession of any stock certificates, promissory notes or other documents delivered to it under any
Collateral Document;

     (q) Finance Subsidiary.

     Finance Subsidiary shall own any assets, incur any Indebtedness or engage in any trade or business other than as required for its organization and continuing existence as a co-issuer of Qualifying Debt Incurrence;

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments, and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower declare the Loans (together with accrued interest thereon and all other amounts payable hereunder) to be, and the Loans (together with accrued interest thereon and all other amounts payable hereunder) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the
Borrower; provided that in the case of any of the Events of Default specified in clause (f) or (g) above, without any notice to the Borrower or any other act by the Agents or the Banks, the Commitments shall thereupon terminate and the Loans
(together with accrued interest thereon and all other amounts payable hereunder)
shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     Section 6.02. Required Bank Consents to Transfer of Interests. So long as no Default has occurred and is continuing, the Banks will not unreasonably withhold consent to any transfer of any direct or indirect interest that would otherwise result in an Event of Default under Section 6.01(o). In making a

                                       58

determination to consent, or withhold consent, to any such transfer, it shall be reasonable for the Banks to consider the financial condition of the proposed transferee, the professional expertise and creative talent of the proposed transferee to participate in the ownership and operation of the Theme Parks and whether or not such proposed transfer could have a Material Adverse Effect.

     Section 6.03. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(e) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

     Section 6.04. Certain Cure Rights. (a) A Default under Section 6.01(c)(ii)
as of the last day of any fiscal quarter of the Borrower (the "APPLICABLE FQE")
may be cured through cash equity or Subordinated Debt contributions not later than the tenth Domestic Business Day following the date on which financial statements for the period ending with the Applicable FQE are delivered (or, if such financial statements are not timely delivered in accordance with Section
5.01, the latest date permitted by Section 5.01 for such delivery). Solely for purposes of determining whether a Default exists under Section 6.01(c)(ii), (i)
in respect of fiscal quarters ending FQE 06/03 through FQE 12/06, the amount of such contribution shall be deemed to be additional EBITDA of the Borrower for the fiscal quarter ending on the Applicable FQE and (ii) in respect of fiscal quarters beginning with the fiscal quarter ending FQE 3/07, the related prepayment will be given pro forma effect as if made on the first day of the period of four fiscal quarters ending on the Applicable FQE, but no additional
EBITDA will be deemed to arise therefrom. No contribution will be given effect pursuant to this Section in an amount exceeding the amount necessary to avoid a
Default under Section 6.01(c)(ii) at the Applicable FQE, it being understood that this Section does not limit the right of the partners to make equity or
Subordinated Debt contributions. For avoidance of doubt, to the extent EBITDA of the Borrower is deemed increased for a fiscal quarter ending not later than FQE
12/06 by operation of this Section, such increase will be included in the calculation of EBITDA for any subsequent period of four consecutive fiscal quarters which includes such fiscal quarter.

     Section 6.05. Cash Collateral. If an Event of Default shall have occurred and be continuing and Banks having more than 50% of the aggregate Letter of
Credit Liabilities instruct the Administrative Agent to request cash collateral pursuant to this Section, the Borrower will, promptly after it receives such request from the Administrative Agent, pay to the Administrative Agent an amount in immediately available funds equal to the then aggregate amount available for subsequent drawings under all outstanding Letters of Credit, to be held by the
Administrative Agent, under arrangements satisfactory to it, to secure the payment of all Letter of Credit Reimbursement Obligations arising from subsequent drawings under such Letters of Credit; provided that, if any Event of
Default specified in Section 6.01(f) or (g) occurs with respect to the Borrower, the

                                       59

Borrower shall pay such amount to the Administrative Agent forthwith without any notice or demand or any other act by the Administrative Agent or the Banks;
provided further that (i) if at any time all Events of Default have been cured or waived, such amount (to the extent not theretofore so applied) will be returned to the Borrower upon its request and (ii) if at any time the maturity of the Loans has been accelerated, such amount (to the extent not theretofore so applied or returned) will be applied to pay the Secured Obligations as provided in Section 16 of the Security Agreement.

                                   ARTICLE 7
                                     AGENTS

     Section 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to such Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

     Section 7.02. Agent and Affiliates. JPMorgan Chase Bank shall have the same rights and powers under the Loan Documents as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and JPMorgan
Chase Bank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Company or any Subsidiary or
Affiliate of any Company as if it were not an Agent.

     Section 7.03. Action by Agents. The obligations of the Agents under the
Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, neither Agent shall be required to take any action with respect to any Default, except as expressly provided in Article 6 and in the Pledge Agreement.

     Section 7.04. Consultation with Experts. Either Agent may consult with legal counsel (who may be counsel for a Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 7.05. Liability of Agent. Neither Agent nor any of their affiliates nor any of the respective directors, officers, agents or employees of the foregoing shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither Agent nor any of their affiliates nor any of the respective directors, officers, agents or employees of the foregoing shall be responsible for or have any duty to ascertain, inquire into or

                                       60

verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing or issuance of a Letter of Credit hereunder;
(ii) the performance or observance of any of the covenants or agreements of any
Company; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agent; or (iv)
the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. Neither Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     Section 7.06. Indemnification. Each Bank shall, ratably in accordance with its Credit Exposure, indemnify each Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the
Borrower or any Obligor) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Transaction Documents or any action taken or omitted by such indemnitees thereunder.

     Section 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon either Agent, the Lead Arrangers or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this
Agreement. Each Bank also acknowledges that it will, independently and without reliance upon either Agent, the Lead Arrangers or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 7.08. Successor Agent. Either Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Borrower shall have the right to appoint a Bank as successor Agent. If (x)
no successor Agent shall have been so appointed by the Borrower, and shall have accepted such appointment or (y) the Required Banks shall have objected to such appointment by notice to the Borrower and such retiring Agent, in either case within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United
States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as
Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring
Agent, and the retiring Agent shall be discharged from its duties and obligations

                                       61

hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     Section 7.09. Agent's Fee. The Borrower shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon between the
Borrower and such Agent.

                                   ARTICLE 8
                            CHANGES IN CIRCUMSTANCES

     Section 8.01. Basis for Determining Interest Rate Interest Rate Inadequate
or Unfair. If on or prior to the first day of any Interest Period for any
Euro-Dollar Loan:

     (a) the Administrative Agent is advised by the Reference Banks that deposits in Dollars (in the applicable amounts) are not being offered to the
Reference Banks in the London interbank market for such Interest Period, or

     (b) Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest
Period,

the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans, or to convert outstanding
Loans into Euro-Dollar Loans, shall be suspended and (ii) each outstanding
Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

     Section 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive
(whether or not having the force of law) of any such authority, central bank or comparable

                                       62

agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar
Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans or to convert outstanding Base Rate Loans into Euro-Dollar Loans shall be suspended. Before giving any notice to the
Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar
Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

     Section 8.03. Increased Cost and Reduced Return. (a) If the adoption on or after the date hereof of any applicable law, rule or regulation, or any change on or after the date hereof in any applicable law, rule or regulation, or any change on or after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive made on or after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the
Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable
Lending Office) or shall impose on any Bank (or its Applicable Lending Office)
or the London interbank market any other condition affecting its Euro-Dollar
Loans or Letters of Credit or its obligation to make Euro-Dollar Loans or issue or participate in any Letters of Credit and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan or issuing or participating in any
Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or Letters of
Credit, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the
Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

                                       63

     (b) If any Bank shall have determined that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change on or after the date hereof in any such law, rule or regulation, or any change on or after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy made on or after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Administrative
Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing subsections (a)
and (b) of this Section 8.03, the Borrower shall only be obligated to compensate any Bank for any amount arising or accruing during (i) any time or period commencing not more than 90 days prior to the date on which such Bank notifies the Administrative Agent and the Borrower that it proposes to demand such compensation and identifies to the Administrative Agent and the Borrower the statute, regulation or other basis upon which the claimed compensation is or will be based and (ii) any time or period during which, because of the retroactive application of such statute, regulation or other such basis, such
Bank did not know that such amount would arise or accrue.

     Section 8.04. Taxes. (a) For the purposes of this Section 8.04, the following terms have the following meanings:

     "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent,

                                       64

taxes imposed on its net income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Administrative Agent
(as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located or by any state, possession, or territory of the United States solely as a result of the Bank's or the Administrative Agent's (as the case may be) doing business in such state, possession or territory other than as a result of this
Agreement and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to
United States withholding tax at the time such Bank first becomes a party to this Agreement.

     "OTHER TAXES" means any present or future stamp, documentary taxes, intangible taxes, mortgage recording taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement, any Note, or any other Loan Document.

     (b) Any and all payments by the Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i)
the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or the Administrative Agent (as the case may be)
receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the
Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

     (c) The Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any
Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 30 days after such Bank or the Administrative Agent (as the case may be) makes demand therefor. If a Bank or the Administrative Agent (as the case may be)
shall become aware that it is entitled to claim a refund (or refund in the form of a credit) (each a "REFUND") from a taxing authority (as a result of any error in the amount of Taxes or Other Taxes paid to such taxing authority) of such
Taxes or Other Taxes for which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this
Section 8.04, it shall promptly notify the

                                       65

Borrower of the availability of such Refund and shall, within 30 days after receipt of a written request by the Borrower, make a claim to such taxing authority for such Refund at the Borrower's expense if, in the judgment of such
Bank or the Administrative Agent (as the case may be), the making of such claim will not be otherwise disadvantageous to it; provided that nothing in this subsection (c) shall be construed to require any Bank or the Administrative
Agent to institute any administrative proceeding (other than the filing of a claim for any such Refund) or judicial proceeding to obtain any such Refund. If a Bank or the Administrative Agent (as the case may be) receives a Refund from a taxing authority (as a result of any error in the amount of Taxes or Other Taxes paid to such taxing authority) of any such Taxes or Other Taxes for which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this Section 8.04, it shall promptly pay to the
Borrower the amount so received (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 8.04 with respect to the Taxes or Other Taxes giving rise to such Refund), net of all reasonable out-of-pocket expenses (including the net amount of taxes, if any, imposed on such Bank or the Administrative Agent with respect to such Refund) of such Bank or Administrative Agent, and without interest (other than interest paid by the relevant taxing authority with respect to such Refund); provided, however, that the Borrower upon the request of such Bank or the Administrative
Agent, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to such Bank or the Administrative Agent in the event such Bank or the Administrative Agent is required to repay such Refund to such taxing authority. Nothing contained in this Section 8.04 shall require any Bank or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

     (d) Each Bank organized under the laws of a jurisdiction outside the United
States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such
Bank is entitled to benefits under an income tax treaty to which the United
States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United
States.

     (e) For any period with respect to which a Bank has failed to provide the
Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the

                                       66

date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to
Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to
Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps, at the expense of such Bank, as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

     Section 8.05. Base Rate Loans Substituted for Affected Euro-Dollar Loans.
If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans to the
Borrower has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar
Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such
Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

     (a) all Loans which would otherwise be made by such Bank as (or continued
as or converted into) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related
Euro-Dollar Loans of the other Banks); and

     (b) after each of its Euro-Dollar Loans has been repaid (or converted into a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding
Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

     Section 8.06. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 hereof, (ii)
any Bank has demanded compensation under Section 8.03 or 8.04 hereof, (iii) any
Bank has demanded compensation under Section 2.05(f) hereof in an amount determined in good faith by the Borrower to be materially in excess of the amount demanded by other Banks, provided that in no event shall the aggregate
Credit

                                       67

Exposures of Banks replaced pursuant to this clause (iii) exceed 30% of the aggregate Credit Exposure of all Banks or (iv) any Bank has defaulted in its obligation to lend hereunder, the Borrower shall have the right, if no Event of
Default then exists, to replace such Bank (the "REPLACED BANK") hereunder with one or more other banks (collectively, the "REPLACEMENT BANK") acceptable to the
Administrative Agent; provided that (i) at the time of any replacement pursuant to this Section 8.06, the Replaced Bank and the Replacement Bank shall enter into one or more Assignment and Assumption Agreements, substantially in the form of Exhibit D hereto, pursuant to which the Replacement Bank shall acquire the
Commitments and outstanding Loans of the Replaced Bank and, in connection therewith, shall pay (to the extent not paid by the Borrower) to the Replaced
Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced
Bank, (B) an amount equal to all accrued, but theretofore unpaid, fees hereunder owing to the Replaced Bank and (C) an amount equal to the amount which would be payable by the Borrower to the Replaced Bank pursuant to Section 2.11 if the
Borrower prepaid at the time of such replacement all of the Loans of such
Replaced Bank outstanding at such time and (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause
(i) above of this proviso in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced
Bank concurrently with such replacement. Upon the execution of the respective
Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) of the above proviso and, if so requested by the
Replacement Bank, delivery to the Replacement Bank of the appropriate Note or
Notes executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder. The provisions of this Agreement (including without limitation Sections 2.11, 8.03,
8.04 and 9.03) shall continue to govern the rights and obligations of a Replaced
Bank with respect to any Loans made or any other actions taken by such Bank while it was a Bank. Nothing in this Section 8.06 shall affect the rights of the
Borrower against any Bank which defaults in its obligations hereunder.

                                   ARTICLE 9
                                  MISCELLANEOUS

     Section 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Borrower or either Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (b) in the case of any Bank, at its address, facsimile number or telex number

                                       68

as such party may hereafter specify for the purpose by notice to the
Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, the fourth Domestic Business Day after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the
Administrative Agent under Article 2 or Article 8 shall not be effective until received.

     Section 9.02. No Waivers. No failure or delay by either Agent or any Bank in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Loan
Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 9.03. Expenses; Indemnification. (a) The Borrower agrees to pay (i)
all reasonable out-of-pocket expenses of the Agents and the Lead Arrangers, including, in the case of fees and disbursements of legal counsel, the reasonable fees and disbursements only of special New York counsel for the
Agents, in connection with the preparation and administration of the Loan
Documents, any waiver or consent thereunder or any amendment thereof or any
Default or alleged Default hereunder and (ii) if an Event of Default has occurred and is continuing, all reasonable out-of-pocket expenses incurred by each Agent and Bank, including (without duplication) the reasonable fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom, provided that it is understood that the Borrower shall not, in respect of the legal expenses of the
Banks in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one law firm (in addition to any local counsel) for all Banks designated by the Administrative
Agent and that all such fees and expenses shall be reimbursed as they are incurred.

     (b) The Borrower agrees to indemnify each Agent and Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such
Indemnitee shall be designated a party thereto) brought or threatened relating to or

                                       69

arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct.

     Section 9.04. Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loans and Letter of Credit Liabilities held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loans and Letter of Credit
Liabilities held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans and the Letter of Credit Liabilities held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans and Letter of Credit Liabilities held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder.
The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan or Letter of Credit
Liability, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim with respect to such participation as fully as if such holder of a participation were a direct creditor of such
Borrower in the amount of such participation.

     Section 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each of the Borrower and the Required Banks (and, if the rights or duties of any Issuing Bank or either Agent are affected thereby, by such Issuing Bank or such Agent, respectively); provided that no such amendment or waiver shall, (a) unless signed by all the Banks, (i) release all or substantially all of the Collateral or (ii) change the percentage of the
Credit Exposures, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or (b) unless signed by each affected Bank, (i) increase or decrease any Commitment of any Bank (except for a ratable decrease in the
Commitments of all Banks) or subject any Bank to any additional obligation, (ii)
reduce the principal of or rate of interest on any Loan or the amount to be reimbursed in respect of any Letter of Credit or any interest thereon, or any fees hereunder or (iii) postpone the date fixed for any payment or prepayment of principal of or interest on any Loan or for reimbursement in respect of any
Letter of Credit or any fees hereunder or for any scheduled reduction or termination of any Commitment or (except as expressly provided in Section 2.13)
the expiry date of any Letter of Credit, provided further that notwithstanding any of the foregoing,

                                       70

any amendment of the Original Credit Agreement shall be effective as an amendment of the corresponding provision of this Agreement so long as (i) the provisions of such amendment do not more adversely affect the Banks under this
Agreement than the "Banks" under the Original Credit Agreement and (ii) such amendment is approved by "Banks" under the Original Credit Agreement (as determined by the Administrative Agent) and Banks hereunder having at least 51%
in aggregate of the sum of the "Total Exposures" under the Original Credit
Agreement and the Credit Exposures hereunder.

     Section 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks and (ii) no Bank may assign or otherwise transfer any of its rights under this Agreement except in accordance with the further provisions of this Section 9.06.

     (b) Subject to the further provisions of this Section 9.06, any Bank may at any time grant to one or more banks or other financial institutions (each a
"PARTICIPANT") participating interests in its Commitment and its Loans and/or
Letter of Credit Liabilities at the time owing to it. In the event of any such grant by a Bank of a participating interest to a Participant, such Bank shall remain responsible for the performance of its obligations hereunder, and the
Borrower and the Agents shall continue to deal solely and directly with such
Bank in connection with such Banks' rights and obligations under this Agreement.
Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder or to exercise any rights as a
Bank hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents;
provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of Section 9.05 without the consent of the
Participant. Subject to subsection (f) below, the Borrower agrees that each
Participant shall, to the extent provided in its participation agreement, be entitled to receive payments under Article 8 with respect to its participating interest.

     (c) Subject to the further provisions of this Section 9.06, any Bank may at any time assign to one or more banks or other financial institutions (each an
"ASSIGNEE") all, or a proportionate part of all, of its rights and obligations under the Loan Documents, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Administrative Agent and (so long as no Event of Default exists at the time) the Borrower, which consents shall not

                                       71

be unreasonably withheld; provided that if an Assignee is an Affiliate of such transfer Bank or immediately prior to such assignment had Credit Exposure, no such consents shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such
Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Credit Exposure as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the
Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor
Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04(d).

     (d) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such
Bank, including any pledge or assignment to secure obligations to a Federal
Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

     (e) Without the prior consent of the Borrower and the Administrative Agent, no assignment under subsection (c) above shall be permitted unless after giving effect to any such assignment each of the transfer Bank and the Assignee has
Credit Exposure of $5,000,000 or more or (solely in the case of the transfer
Bank) zero.

     (f) No Assignee, Participant or other transferee of any Banks' rights
(including any successor Applicable Lending Office) shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different
Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     (g) Notwithstanding anything to the contrary contained herein, any Bank (a
"GRANTING BANK") may grant to a special purpose funding vehicle (a

                                       72

"SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the
Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United
States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.06(g), any SPC may (i) with notice to, but without prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Bank or to any financial institutions
(consented to by the Borrower and Administrative Agent) providing liquidity and/or creditor support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such
SPC. This Section 9.06(g) shall be not be amended unless such amendment is in writing and signed by each of the Borrower and the Required Banks; provided in case any Granting Bank has funded through an SPC, such amendment shall be in writing and signed by each of the Borrower and the Required Banks, including all
Granting Banks.

     Section 9.07. Collateral. Each of the Banks represents to the Agents and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     Section 9.08. Governing Law; Submission to Jurisdiction. This Agreement and
each Note shall be governed by and construed in accordance with the laws of the
State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of
any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the

                                       73

fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 9.09. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS AND
THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY
LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE
TRANSACTIONS CONTEMPLATED HEREBY.

     Section 9.11. Confidentiality. Each Agent and Bank agrees to keep any information delivered or made available by the Borrower or any Affiliate of the
Borrower pursuant to this Agreement or any other Loan Document confidential from anyone other than persons employed or retained by it or its Affiliates who are engaged in evaluating, approving, structuring or administering the credit facility contemplated hereby; provided that nothing herein shall prevent any
Agent or Bank from disclosing such information (a) to any other Bank or Agent,
(b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority, (d) which had been publicly disclosed other than as a result of a disclosure by any Agent or Bank prohibited by this Agreement, (e) in connection with any litigation to which any Agent or
Bank or any of their subsidiaries or Parents may be a party, (f) to the extent necessary in connection with the exercise of any remedy hereunder, (g) to such
Bank's or Agent's legal counsel and independent auditors and (h) subject to its prior agreement to be bound by confidentiality provisions no less restrictive than those contained in this Section, to any actual or proposed Participant or
Assignee permitted hereunder. In the event that any Agent or Bank is required to disclose any such information pursuant to a judicial or administrative subpoena or other court process, then such Agent or Bank shall promptly advise the
Borrower of such subpoena or other process and shall cooperate with any effort by the Borrower to seek a protective order limiting further disclosure, in each case to the extent it may do so without violating a law or court order applicable to it.

     Section 9.12. Non-recourse to Partners. Except (i) pursuant to the express terms of the other Loan Documents and (ii) to the extent of any Restricted
Payments made to any partner in violation of Section 5.18, no recourse shall be had for the payment of the principal of or interest on any Loan, or for any claim based thereon, or otherwise in respect thereof, or with respect to any other obligation of the Borrower hereunder or under any other Loan Document, against any past, present or future partner of the Borrower or any partner thereof, whether

                                       74

by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by the Agents and each Bank.

                                       75

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date above written.

                             UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.,
                             a Florida limited partnership

                             By:  UNIVERSAL CITY FLORIDA HOLDING CO. II,
                                  a Florida general partnership, its sole
                                  general partner

                                  By:  UNIVERSAL CITY PROPERTY MANAGEMENT II LLC

                                       By:  /s/ Michael Short
                                            ------------------------------------
                                            Title: Vice President

                                  By:  BLACKSTONE UTP CAPITAL PARTNERS A L.P.

                                       By:  BLACKSTONE MEDIA MANAGEMENT
                                            ASSOCIATES III L.L.C.

                                       By:  /s/ Howard Lipson
                                            ------------------------------------
                                            Title: Member

                                  By:  BLACKSTONE UTP CAPITAL PARTNERS L.P.

                                       By:  BLACKSTONE MEDIA MANAGEMENT
                                            ASSOCIATES III L.L.C.

                                            By: /s/ Howard Lipson
                                                --------------------------------
                                                Title: Member

                                  By:  BLACKSTONE UTP OFFSHORE CAPITAL
                                       PARTNERS L.P.

                                       By:  BLACKSTONE MEDIA MANAGEMENT
                                            ASSOCIATES III L.L.C.

                                       By:  /s/ Howard Lipson
                                            ------------------------------------
                                            Title: Member

                                  By:  BLACKSTONE FAMILY MEDIA PARTNERSHIP III
                                       L.P.

                                       By:  BLACKSTONE MEDIA MANAGEMENT
                                            ASSOCIATES III L.L.C.

                                            By:  /s/ Howard Lipson
                                                 -------------------------------
                                                 Title: Member

                                       Address for the above:

                                       Universal City Development Partners, Ltd.
                                       1000 Universal Studios Plaza
                                       Orlando, Florida 32819
                                       Attention: Michael Short
                                       Facsimile: (407) 224-6740

                                       With a copy to:

                                       The Blackstone Group
                                       345 Park Avenue, 31st Floor
                                       New York, New York 10154
                                       Attention: Howard Lipson
                                       Facsimile: (212) 583-5703

                                   JPMORGAN CHASE BANK

                                   By: /s/ Marina Flindell
                                       -----------------------------------------
                                       Title:  Vice President

                                   BANC OF AMERICA BRIDGE LLC

                                   By: /s/ Kurt Brechnitz
                                       -----------------------------------------
                                       Title:  Vice President

                                   CREDIT SUISSE FIRST BOSTON, ACTING THROUGH
                                     ITS CAYMAN ISLANDS BRANCH

                                   By: /s/ Jay Chall
                                       -----------------------------------------
                                       Title:  Director

                                   By: /s/ Cassandra Droogan
                                       -----------------------------------------
                                       Title:  Associate

                                   THE BANK OF NOVA SCOTIA

                                   By: /s/ Alan W. Pendergast
                                       -----------------------------------------
                                       Title:  Managing Director

                                   WACHOVIA BANK, NATIONAL ASSOCIATION
                                   By: /s/ Reginald T. Dawson
                                       -----------------------------------------
                                       Title: Director

                                      JPMORGAN CHASE BANK, as
                                        Administrative Agent and as
                                        Collateral Agent

                                      By: /s/ Marina Flindell
                                          --------------------------------------
                                          Title: Vice President

                                          Address for the above:

                                          JPMorgan Chase Bank
                                          270 Park Avenue
                                          New York, New York 10017
                                          Attention: John McDonagh
                                          Facsimile: (212) 270-0430

                                                                      SCHEDULE A

                                    EXPOSURES

         NAME OF BANK                                   COMMITMENTS
         ------------                                   -----------

JPMorgan Chase Bank                                      $15,000,002

Banc of America Bridge LLC                               $15,000,000

Credit Suisse First Boston, acting through its            $6,666,666
Cayman Islands Branch

The Bank of Nova Scotia                                   $6,666,666

Wachovia Bank, National Association                       $6,666,666
                                                     --------------------
TOTALS                                                  $50,000,000.00

                                                                      SCHEDULE B

                                PRICING SCHEDULE

     "BASE RATE MARGIN" means for any date the rate set forth in the applicable table below in the row opposite such term and in the column corresponding to the
Pricing Level that applies at such date.

     "EURO-DOLLAR MARGIN" means for any date the rate set forth in the applicable table below in the row opposite such term and in the column corresponding to the Pricing Level that applies at such date.

                   ----------------------------------------------------------------------------------
                                                     PRICING LEVEL
                   ----------------------------------------------------------------------------------
                       LEVEL I         LEVEL II        LEVEL III        LEVEL IV         LEVEL V
-----------------------------------------------------------------------------------------------------

BASE RATE MARGIN        1.75%           2.00%            2.50%           2.75%            3.00%
-----------------------------------------------------------------------------------------------------
EURO-DOLLAR
MARGIN                  2.75%           3.00%            3.50%           3.75%            4.00%
-----------------------------------------------------------------------------------------------------

     For purposes of this Schedule, the following terms have the following meanings:

     "LEVEL I" applies at any date if, at such date, the Pricing Ratio is less than 3.00 to 1.00.

     "LEVEL II" applies at any date if, at such date, the Pricing Ratio is greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00.

     "LEVEL III" applies at any date if, at such date, the Pricing Ratio is greater than or equal to 3.50 to 1.00 but less than 4.00 to 1.00.

     "LEVEL IV" applies at any date if, at such date, the Pricing Ratio is greater than or equal to 4.00 to 1.00 but less than 4.50 to 1.00.

     "LEVEL V" applies at any date if, at such date, the Pricing Ratio is greater than or equal to 4.50 to 1.00.

     "PRICING LEVEL" refers to the determination of which of Level I, Level II,
Level III, Level IV, or Level V applies at any date.

     "PRICING RATIO" means at any date (i) if the Borrower has delivered all financial statements and certificates required to be delivered on or prior to such date pursuant to Section 5.01(a) and 5.01(b) of this Agreement, the Funded
Debt Ratio as at the last day of the period covered by the most recent such financial statements and (ii) in all other cases, a ratio greater than 4.50 to
1.00.

                                       2

                                                                      SCHEDULE C

                                PROJECT DOCUMENTS

1.       AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF UNIVERSAL CITY
         DEVELOPMENT PARTNERS, LTD. (as amended from time to time, the "BORROWER
         PARTNERSHIP AGREEMENT") dated as of June 5, 2002, by and between
         Universal City Florida Holding Co. II, a Florida general partnership, as the sole general partner, and Universal City Florida Holding Co. I, a Florida general partnership, as the sole limited partner.

2.       SECOND AMENDED AND RESTATED AGREEMENT OF GENERAL PARTNERSHIP OF
         UNIVERSAL CITY FLORIDA HOLDING CO. II (as amended from time to time, the "HOLDINGS II PARTNERSHIP AGREEMENT") dated as of July 27, 2000 among Blackstone UTP Capital Partners L.P. ("BLACKSTONE UTP"), a
         Delaware limited partnership, Blackstone UTP Capital Partners A L.P.
         ("BLACKSTONE UTP A"), a Delaware limited partnership, Blackstone UTP
         Offshore Capital Partners L.P. ("BLACKSTONE OFFSHORE"), a Cayman
         Islands exempted limited partnership and Blackstone Family Media
         Partnership III L.P., a Delaware limited partnership ("BLACKSTONE FMP"
         and, together with Blackstone UTP, Blackstone UTP A and Blackstone
         Offshore, the "BLACKSTONE PARTNERS") and Universal City Property
         Management Company II LLC, a Delaware limited liability company.

3.       SECOND AMENDED AND RESTATED AGREEMENT OF GENERAL PARTNERSHIP OF
         UNIVERSAL CITY FLORIDA HOLDING CO. I (as amended from time to time, the
         "HOLDINGS I PARTNERSHIP AGREEMENT") dated as of July 27, 2000, between the Blackstone Partners and Universal City Property Management Company,
         a Delaware corporation.

4.       AMENDED AND RESTATED PARTNERS' AGREEMENT (as amended from time to time,
         "PARTNERS AGREEMENT") dated as of July 27, 2000, by and between (a) the
         Blackstone Partners and (b) the Universal Studios Inc., and Universal
         City Property Management Company and Universal City Management Company
         II.

5.       AGREEMENT (the "CONSULTING AGREEMENT") dated as of January 20, 1987 and amended as of August, 1990 between Steven Spielberg and Universal City
         Florida Partners.(1)

------------------------

(1) Delivered to Agents' special counsel.

                                                                      SCHEDULE D

                               LICENSE AGREEMENTS

1.       Studio License Agreement dated as of October 31, 1995 by and among MCA
         INC., Universal City Studios, Inc. "UCS"), Universal City Property
         Management Company and Universal City Florida Partners.

2.       Assignment and Assumption of Obligations dated August 3, 1988 from
         Universal City Property Management Company to Universal City Florida
         Partners.

3.       Limited Assignment and Assumption of Obligations dated May 30, 1989 from MCA INC. and UCS to Universal City Florida Partners.

4.       Second Limited Assignment and Assumption of Obligations dated October
         6, 1989 from MCA INC. and UCS to Universal City Florida Partners.

5.       Third Limited Assignment and Assumption of Obligations dated May 1,
         1990 from UCS to Universal City Florida Partners.

6.       Islands License Agreement dated as of October 31, 1995 by and among MCA
         INC., Universal City Studios, Inc., Universal City Property Management
         Company II and Universal City Development Partners.

7.       License Agreement dated as of March 28, 2002 by and among Universal
         Studios, Inc., Universal City Studios, Inc., Universal City Property
         Management Company II and Universal City Development Partners, LP.

                                                                      SCHEDULE E

                         FORM OF COMPLIANCE CERTIFICATE

     Pursuant to Subsection 5.01(d) of the Amended and Restated Credit Agreement
dated as of March 28, 2003 among Universal City Development Partners, Ltd. (the
"BORROWER"), the Banks party thereto, and JPMorgan Chase Bank, as Administrative
Agent and as Collateral Agent (as amended from time to time, the "CREDIT
AGREEMENT") the Borrower hereby delivers to each Bank, together with the financial statements being delivered pursuant to Subsection 5.01(a) or 5.01(b), as the case may be, of the Credit Agreement, this compliance certificate (the
"CERTIFICATE") for the fiscal period ended on ___________. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. For the purposes hereof, section and subsection references herein relate to sections and subsections, respectively, of the
Credit Agreement and all financial calculations are determined on an applicable basis.

     I am an Authorized Officer of the Borrower.

     I have reviewed the terms of the Credit Agreement and the Notes and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting periods covered by such financial statements.

     The examination described in the foregoing paragraph did not disclose, and
I have no knowledge of the existence of, any Default or Event of Default during or at the end of the accounting periods covered by such financial statements or as of the date of this Certificate. [, except as set forth below.

     Describe here or in a separate attachment any exceptions by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that the Borrower has taken or proposes to take with respect thereto.]

     Attached hereto are calculations demonstrating in reasonable detail compliance during and at the end of such accounting periods with the applicable restrictions contained in Sections 5.16, 5.18, 5.19, 5.20 and 5.23 of the Credit
Agreement.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this
Certificate as of the ______ day of _______________________, _____.

/s/   [signature of officer]
----------------------------------

         Name: _______________________
                     [Title]

                                                                      SCHEDULE F

                                    INSURANCE

TYPE OF COVERAGE                        CARRIER                                           POLICY LIMITS

AUTOMOBILE LIABILITY
Automobile - All Other States           AIG                                                 $2 Million

LIABILITY INSURANCE:
General Liability                       AIG                                                 $2 Million
Excess Liability                        AIG Europe                                         $50 Million
Excess Liability                        XL Insurance (Bermuda) Ltd.                        $100 Million
Excess Liability                        Starr Excess Liability Ins. Int'l. Co. Ltd.        $150 Million
Excess Liability                        ACE Bermuda Insurance Ltd.                         $100 Million

PROPERTY INSURANCE:
Property & Business Interruption        Gulfstream Insurance (Ireland) Limited             Replacement

TRAVEL ACCIDENT INSURANCE               American International Life of New York              Various

TERRORISM INSURANCE
(Theme Parks & Studios)                 Lexington Insurance                                $25,000,000
(Hotels)                                Lexington Insurance                                $25,000,000

WORKERS' COMP/EMPLOYERS LIAB:
All Other States (incl. Florida)        AIG                                            Statutory/$2 Million

                                                                      SCHEDULE G

                             AFFILIATE TRANSACTIONS

     1. License Agreements.

     2. Sales, leases or other transfers of land and other agreements in connection with the development, construction and operation of hotels, restaurants and other resort facilities.

     3. Reimbursement obligations to the partners and their Affiliates under the
Borrower Partnership Agreement.

     4. The Borrower's purchase of advisory services from Blackstone Management
Partners L.P. and Vivendi Universal Entertainment.

     5. License of intellectual property rights under the Borrower Partnership
Agreement.

     6. The Borrower's participation in, and reimbursement obligations with respect to, insurance coverage provided by Vivendi Universal SA, the ultimate parent company of Vivendi Universal Entertainment.

     7. Transactions related to the promotion and sale of joint admission tickets to the Wet 'N'Wild theme park owned by Vivendi Universal Entertainment.

     8. Transactions related to the purchase of food and alcohol supplies on behalf of the Wet 'N'Wild theme park owned by Vivendi Universal Entertainment.

     9. Transactions related to the sharing of research and development costs associated with the development of rides and attractions for other Universal theme parks owned by Vivendi Universal Entertainment.

     10. Transactions related to the sharing of personnel with other theme parks owned by Vivendi Universal Entertainment.

                                                                      SCHEDULE H

                                TAX INDEBTEDNESS

STEP ONE-SPECIAL ASSESSMENT BONDS

     The Special Assessment Bonds ("SERIES B BONDS") are expected to be issued in 1996 in an amount that will generate net proceeds of $50,000,000 to be used in connection with the construction of the I-4 Interchange, the cost of which is included in the total project budget. The Series B Bonds will probably be issued as 30-year bonds with a nominal maturity of 2026. But, they will be freely callable after five years, and are, in fact, expected to be called in the year
2001 (see Step Two).

     The Series B Bonds will be secured by a Special Assessment to be levied against the Theme Parks. However, the terms of the Special Assessment will require that the Borrower be "credited" with the amounts described below provided that certain benchmarks are met. The City of Orlando ("CITY") has proposed that the benchmarks be various progress milestones expected to be reached during the construction period. (If the benchmarks are not met, the
Borrower may still be entitled to certain portions of the amounts described, although such details have yet to be formalized.)

     o   Interest Plus Schedule Amortization in the first 2 years
         (1996-1997)-During the next 2 years, the entire Special Assessment is expected to be covered through the Borrower's partial prepayment of
         Transportation Impact Fees.

     o   Interest Plus Schedule Amortization in the next 3 years
         (1998-2000)-During the next 3 years, the Special Assessment due is expected to be offset by the following two sources of funds: (i) the partial prepayment of additional TRANSPORTATION IMPACT FEES; and (ii)
         TAX INCREMENT REVENUES generated by the Project. The TRANSPORTATION
         IMPACT FEES and the TAX INCREMENT REVENUES represent amounts required to be paid by the Borrower regardless of the bond financing and are included in the Total Projected Project Costs (as defined in the
         Islands Credit Agreement).

         The Borrower will be obligated to pay the portion of the SPECIAL
         ASSESSMENT that remains outstanding after the application of the
         TRANSPORTATION IMPACT FEES AND THE TAX INCREMENT REVENUES.

STEP TWO-TAX INCREMENT FINANCING

THE TAX INCREMENT REVENUES generated by the Theme Parks are expected to be more than sufficient to cover the debt service on the Series B Bonds within 5 years of issuance. (It should be noted that the first Tax Increment Revenues received in excess of the amount needed to cover debt service on the Series B Bonds will be "recaptured" by the City and used to replace TRANSPORTATION IMPACT FEES that will have been used to pay the early debt service on the Series B Bonds, and any future Transportation Impact Fees will be payable to the City in accordance with the normal procedures for the payment of such fees.)

Once the TAX INCREMENT REVENUES are sufficient to cover a negotiated percent of the debt service on the Series B Bonds, and the Borrower has reached certain construction benchmarks, the Series B Bonds will be "REFUNDED" through the issuance of a Tax Increment Financing (the "SERIES C BONDS"). At the present time, it is anticipated that the Series C Bonds will be issued, and the Series B
Bonds refunded, in the year 2001. The Series C Bonds will be secured solely by the TAX INCREMENT REVENUES, and not by a Special Assessment.

                                                                      SCHEDULE I

                              COLLATERAL DOCUMENTS

     1. Security Agreement

     2. Amendment No. 2 to Security Agreement dated as of the date hereof between the Borrower and JPMorgan Chase Bank, as collateral agent.

     3. Pledge Agreement

     4. Amendment to Pledge Agreement dated as of the date hereof among the
Borrower, the pledgors parties thereto and JPMorgan Chase Bank, as collateral agent.

     5. Deposit Account Control Agreements (as defined in the Security
Agreement).

     6. Copyright Security Agreements (as defined in the Security Agreement).

     7. Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture
Filing dated as of July 27, 2000 and recorded July 27, 2000 in Official Records
Book 6054, Page 320, as affected by Partial Release of Mortgage and Assignment of Rents and Leases recorded February 21, 2001 in Official Records Book 6198,
Page 4726, and Mortgage Modification, Spreading Agreement and Partial Release
recorded February 21, 2001, in Official Records Book 6198, Page 4726, all of the
Public Records of Orange County, Florida.

     8. Amendment No. 2 to Mortgage, Assignment of Leases and Rents, Security
Agreement and Financing Statement dated as of March 28, 2003.

     9. Assignment of Rents and Security Agreement dated as of July 27, 2000 by and between Universal City Development Partners, LP, as Assignor and Morgan
Guaranty Trust Company of New York, as Collateral Agent, as Assignee and
recorded July 27, 2000, in Official Records Book 6054, Page 391, of the Public
Records of Orange County, Florida; as affected by the Modification of Assignment of Rents and Security Agreement dated as of February 20, 2001 and recorded
February 21, 2001, in Official Records Book 6198, Page 4738, Public Records of
Orange County, Florida.

     10. Amendment No. 2 to Assignment of Rents and Security Agreement dated as of March 28, 2003.

                                                                       EXHIBIT A

                                      NOTE

                                                              New York, New York
                                                            ___________ __, 200_

     For value received, UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD., a Florida
limited partnership (the "BORROWER"), promises to pay to the order of
______________________ (the "BANK"), for the account of its Applicable Lending
Office, the unpaid principal amount of each Loan made by the Bank to the
Borrower pursuant to the Credit Agreement referred to below on the dates provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of JPMorgan Chase Bank, 270 Park
Avenue, New York, New York.

     All Loans made by the Bank, the respective Types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under any other Loan Document.

     This note is one of the Notes referred to in the Credit Agreement dated as of March 28, 2003 among the Borrower, the Banks parties thereto, and JPMorgan
Chase Bank, as Administrative Agent and as Collateral Agent (as the same may be amended from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit
Agreement are used herein with the same meanings. Reference is made to the
Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

     Notwithstanding anything herein to be contrary, recourse to and the liability of any past, present or future partner of the Borrower or any partner thereof shall be limited as provided in Section 9.12 of Credit Agreement and the provisions of said section are hereby incorporated by reference.

                         UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.,
                         a Florida limited partnership

                         By:  UNIVERSAL CITY FLORIDA HOLDING CO. II,
                              a Florida general partnership, its sole general
                              partner

                              By:  UNIVERSAL CITY PROPERTY MANAGEMENT II LLC

                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

                              By:  BLACKSTONE UTP CAPITAL PARTNERS A L.P.

                                   By:  BLACKSTONE MEDIA MANAGEMENT ASSOCIATES
                                        III L.L.C.

                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

                           By:  BLACKSTONE UTP CAPITAL PARTNERS L.P.

                                By: BLACKSTONE MEDIA MANAGEMENT ASSOCIATES III
                                    L.L.C.

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                           By:  BLACKSTONE UTP OFFSHORE CAPITAL PARTNERS L.P.

                                By:  BLACKSTONE MEDIA MANAGEMENT ASSOCIATES III
                                     L.L.C.

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                           By:  BLACKSTONE FAMILY MEDIA PARTNERSHIP III L.P.

                                By: BLACKSTONE MEDIA MANAGEMENT ASSOCIATES III
                                     L.L.C.

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

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                               Amount of               Type of          Amount of Principal
         Date                    Loan                   Loan                  Repaid            Notation Made By

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                                                                       EXHIBIT B

                               OPINION COVERAGE OF
                            COUNSEL FOR THE BORROWER

     (a) The Borrower (a) is a limited partnership duly formed and validly existing in good standing as a limited partnership under the laws of the State of Florida, (b) has requisite partnership power and authority to conduct its business as described in its partnership agreement and (c) to the knowledge of counsel, has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, other than licenses, authorizations, consents and approvals, the failure to obtain which could not reasonably be expected to have a Material Adverse Effect.

     (b) The execution and delivery and performance by the Borrower of the
Credit Agreement, the Notes, Amendment No. 2 to Security Agreement dated as of the even date hereof (the "Amendment No. 2 to Security Agreement"), Amendment to
Subordination Agreement dated as of the even date hereof, Amendment to Pledge
Agreement dated as of the even date hereof (the "Amendment to Pledge
Agreement"), Amendment No. 2 to Mortgage, Assignment of Leases and Rents,
Security Agreement and Financing Statement (the "Mortgage Amendment") and
Amendment No. 2 to Assignment of Rents and Security Agreement (the "Rent
Assignment Amendment") (collectively, the "Loan Documents") (a) are within the
Borrower's powers under the laws of the State of Florida and its partnership agreement, (b) have been duly authorized by requisite partnership action on the part of the Borrower under the laws of the State of Florida and its partnership agreement, (c) require no consent, approval, authorization, order, filing, registration or qualification of or with any Federal, New York or Florida governmental agency or body (other than the recordation of the Mortgage
Amendment and the Rent Assignment Amendment in Orange County) and (d) do not
contravene, or constitute a default under, any provision of applicable law or regulation or of any Project Document or, to the knowledge of counsel, of any agreement, judgment, injunction, order, decree or other material instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower, other than any such contravention or default which could not reasonably be expected to have a Material Adverse Effect.

     (c) Each of the Loan Documents constitutes a valid and binding agreement of the Borrower and each Note issued pursuant to the Credit Agreement constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     (d) (i) Each of the Security Agreement, as amended by Amendment No. 2 to
Security Agreement, and the Pledge Agreement, as amended by Amendment to Pledge
Agreement, creates in favor of the Collateral Agent for the benefit of the Banks a security interest in the collateral described therein, (ii) the Mortgage, as amended by the Mortgage Amendment, creates in favor of the Collateral Agent for the benefit of the Banks a mortgage lien and a security interest on the mortgaged property described therein, and (iii) the Assignment of Rents, as amended by the Rent Assignment Amendment, creates in favor of the Collateral
Agent for the benefit of the Banks a security interest in the lease described therein.

     (e) The Subordination Agreement, as amended by the Amendment, constitutes a valid and binding agreement of Blackstone Parties (as such term is defined therein) and Universal Studios, Inc., enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     (f) The Collateral Agent has a perfected security interest for the benefit of the Banks in the collateral covered by the Security Agreement (including
Trademarks and Copyrights).

     (g) No mortgage recording, intangible, documentary, stamp or other taxes or duties with respect to the preparation, execution, delivery, performance or recordation of the Loan Documents or with respect to the enforcement of the Loan
Documents, or with respect to the creation, perfection, priority or enforcement of the Liens and assignments created or intended to be created by the Loan
Documents will be imposed on any party thereto or beneficiary thereof or an any payment to be made by any party pursuant to the Loan Documents, except [ ].

                                       2

                                                                       EXHIBIT C

                                   OPINION OF
                         SPECIAL COUNSEL FOR THE AGENTS

To the Banks and the Agents
Referred to Below
c/o JPMorgan Chase Bank,
as Administrative Agent
270 Park Avenue
New York, New York  10017

Dear Sirs:

     We have participated in the preparation of the Credit Agreement (the
"CREDIT AGREEMENT") dated as of March 28, 2003 among Universal City Development
Partners, Ltd., a Florida limited partnership (the "BORROWER"), the Banks listed on the signature pages thereof and JPMorgan Chase Bank, as administrative agent and as collateral agent (the "AGENTS"). Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you pursuant to Section 3.02(f) of the Credit Agreement.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that each Credit
Document [(other than the Notes)] to which it is a party constitutes a valid and binding agreement of the Borrower [and each Note constitutes a valid and binding obligation of the Borrower, in each case] enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     We are members of the Bar of the State of New York and our opinion is limited to the laws of the State of New York and the federal laws of the United
States at the date hereof. We have assumed for purposes of our opinion that the execution, delivery and performance by the Borrower of each Credit Document to which it is a party are within its partnership powers and have been duly authorized by all necessary partnership action under the laws of the State of
Florida.

     This opinion is rendered solely to you in connection with the above matter.
This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                    Very truly yours,

                                       2

                                                                       EXHIBIT D

THIS AGREEMENT MUST BE EXECUTED BY ALL PARTIES OUTSIDE THE STATE OF FLORIDA. ANY
PARTY THAT EXECUTES THIS DOCUMENT WITHIN THE STATE OF FLORIDA SHALL BE
RESPONSIBLE TO THE OTHER PARTIES FOR THE PAYMENT OF ALL DOCUMENTARY STAMP TAXES
ARISING FROM SUCH EXECUTION WITHIN THE STATE OF FLORIDA.

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     AGREEMENT dated as of _________, ____ among <NAME OF ASSIGNOR> (the
"ASSIGNOR"), <NAME OF ASSIGNEE> (the "ASSIGNEE"), UNIVERSAL CITY DEVELOPMENT
PARTNERS, LTD. (the ("BORROWER") and JPMORGAN CHASE BANK, as Administrative
Agent (the "ADMINISTRATIVE AGENT").

     WHEREAS, this Assignment and Assumption Agreement (the "AGREEMENT") relates to the Credit Agreement dated as of March 28, 2003 among the Borrower, the
Assignor and the other Banks party thereto, as Banks, the Administrative Agent and JPMorgan Chase Bank, as Collateral Agent (as in effect on the date thereof, the "CREDIT AGREEMENT");

     [WHEREAS, as provided under the Credit Agreement, the Assignor has a
Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;]

     [WHEREAS, Loans made to the Borrower by the Assignor under the Credit
Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof;] and

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion (such portion expressed in percent, the "ASSIGNMENT PERCENTAGE") of its Credit Exposure thereunder in an amount equal to $__________ and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the
Assignor on such terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. Assignment. The Assignor hereby assigns and sells to the
Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assignment Percentage, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assignment Percentage, including the purchase from the Assignor of the Assignment Percentage of the principal amount of the Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Administrative Agent and the payment of the amounts specified in Section
3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a
Bank under the Credit Agreement with Commitments in amounts equal to the
Assignment Percentage of the Commitments of the Assignor, and (ii) the
Commitments of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.2 It is understood that commitment fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     [SECTION 4. Consent of the Borrower and the Administrative Agent. This
Agreement is conditioned upon the consent of the Borrower and the Administrative
Agent pursuant to Section 9.06 of the Credit Agreement. The execution of this
Agreement by the Borrower and the Administrative Agent is evidence of this consent. Pursuant to Section 2.03 of the Credit Agreement, the Borrower agrees that, upon the request of the Assignee, it shall execute and deliver Note(s)
payable to the order of the Assignee to evidence the assignment and assumption provided for herein.](3)

----------------------------

     (2) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

     (3) Delete if consent is not required.

                                       2

     SECTION 5. Non-reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the
Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

     SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                        3

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                           <NAME OF ASSIGNOR>

                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                           <NAME OF ASSIGNEE>

                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                       4

                         UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.,
                         a  Florida limited partnership

                         By:  UNIVERSAL CITY FLORIDA HOLDING CO. II,
                              a Florida general partnership, its sole general
                              partner

                         By:  UNIVERSAL CITY PROPERTY MANAGEMENT II LLC

                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:

                         By:  BLACKSTONE UTP CAPITAL PARTNERS A L.P.

                              By:  BLACKSTONE MEDIA MANAGEMENT ASSOCIATES III
                                   L.L.C.

                              By:
                                 -----------------------------------------
                                 Name:
                                 Title:

                           By:  BLACKSTONE UTP CAPITAL PARTNERS L.P.

                                By:  BLACKSTONE MEDIA MANAGEMENT ASSOCIATES III
                                     L.L.C.

                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:

                           By:  BLACKSTONE UTP OFFSHORE CAPITAL PARTNERS L.P.

                                By:  BLACKSTONE MEDIA MANAGEMENT ASSOCIATES III
                                     L.L.C.

                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:

                           By:  BLACKSTONE FAMILY MEDIA PARTNERSHIP III L.P.

                                By:  BLACKSTONE MEDIA MANAGEMENT ASSOCIATES III
                                     L.L.C.

                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:

                           JPMORGAN CHASE BANK, as
                             Administrative Agent

                           By:
                              -----------------------------------------------
                              Name:
                              Title:

                                       6

                                                                       EXHIBIT E

                           FORM OF NOTICE OF BORROWING

                               NOTICE OF BORROWING

                                                           [Dated as required by
                                                                Section 2.02(a)]

To:      JPMorgan Chase Bank,
         as Administrative Agent

From:    Universal City Development Partners, Ltd. (the "BORROWER")

Re:      Notice of Borrowing

         Reference is made to the Credit Agreement (the "CREDIT AGREEMENT")
dated as of March 28, 2003 among the Borrower, the Banks parties thereto and
JPMorgan Chase Bank, as Administrative Agent and as Collateral Agent.
Capitalized terms used herein and not defined herein shall have the meaning assigned thereto in the Credit Agreement.

         The Borrower hereby gives notice of the following Borrowing under the
Credit Agreement:

         Date of Borrowing:                  ____________*

         Aggregate Amount of Borrowing:     $____________**

         Initial Type
         of Loans Comprising
         such Borrowing             =       [Base Rate Loans]
                                                         or
                                            [Euro-Dollar Loans]***

----------------------

     * Domestic Business Day in case of Base Rate Borrowings or Euro-Dollar
Business Day in case of Euro-Dollar Borrowing.

     ** Subject to 2.01 of Credit Agreement.

    *** Choose one.

     In case of a Euro-
     Dollar Borrowing,
     the duration in months
     of the Initial
     Interest Period
     Applicable thereto        =        [one],[two],[three],
                                          [six] or [twelve]****

                                        Very truly yours,

                                        UNIVERSAL CITY
                                        DEVELOPMENT PARTNERS, LTD.

                                        By:
                                            ----------------------------
                                            Authorized Signatory

-------------------

     **** Choose one; see definition of "Interest Period." Specify alternative choice if twelve month period is initial choice.

                                       2